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                            STOCK PURCHASE AGREEMENT

                                  by and among

                         BERKSHIRE REALTY COMPANY, INC.

                       WESTBROOK REAL ESTATE FUND II, L.P.

                                       and

                      WESTBROOK BERKSHIRE HOLDINGS, L.L.C.

                                   dated as of

                               September 19, 1997

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                                TABLE OF CONTENTS
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                                    ARTICLE 1
                                   Definitions
Section 1.1   "Action".....................................................................  1
Section 1.2   "ADA"........................................................................  1
Section 1.3   "Advancing Party"............................................................  1
Section 1.4   "Affiliate"..................................................................  1
Section 1.5   "Agreement"..................................................................  1
Section 1.6   "Amended Company By-laws"....................................................  1
Section 1.7   "Benefit Arrangements".......................................................  1
Section 1.8   "Blue Sky Laws"..............................................................  1
Section 1.9   "Board of Directors".........................................................  2
Section 1.10  "Business Day"...............................................................  2
Section 1.11  "Buyer"......................................................................  2
Section 1.12  "Buyer Counsel"..............................................................  2
Section 1.13  "Capital Expenditure Budget and Schedule"....................................  2
Section 1.14  "CERCLA".....................................................................  2
Section 1.15  "Certificate of Designation".................................................  2
Section 1.16  "Claim"......................................................................  2
Section 1.17  "Closing"....................................................................  2
Section 1.18  "Closing Date"...............................................................  2
Section 1.19  "Code".......................................................................  2
Section 1.20  "Commitment".................................................................  2
Section 1.21  "Company"....................................................................  2
Section 1.22  "Company Charter"............................................................  2
Section 1.23  "Company Common Stock".......................................................  2
Section 1.24  "Company Environmental Reports"..............................................  2
Section 1.25  "Company Leases".............................................................  2
Section 1.26  "Company Plans"..............................................................  2
Section 1.27  "Company Preferred Stock"....................................................  2
Section 1.28  "Company Properties".........................................................  2
Section 1.29  "Company Registration Statement".............................................  2
Section 1.30  "Company Reports"............................................................  3
Section 1.31  "Company Stock"..............................................................  3
Section 1.32  "Company Units"..............................................................  3
Section 1.33  "Controlled Group Liability".................................................  3
Section 1.34  "Debt Instruments"...........................................................  3
Section 1.35  "Development Properties".....................................................  3
Section 1.36  "Development Budget and Schedule"............................................  3
Section 1.37  "Employee Benefit Plans".....................................................  3
Section 1.38  "Employees"..................................................................  3
Section 1.39  "Environmental Claim"........................................................  3
Section 1.40  "Environmental Laws".........................................................  3
Section 1.41  "Environmental Permits"......................................................  3
Section 1.42  "ERISA"......................................................................  3
Section 1.43  "ERISA Affiliates"...........................................................  3
Section 1.44  "Exchange Act"...............................................................  3
Section 1.45  "Execution Closing"..........................................................  3
Section 1.46  "Executive Summaries of the Company Environmental Reports"...................  3
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                                       i

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Section 1.47  "GAAP".......................................................................  3
Section 1.48  "General Partner"............................................................  3
Section 1.49  "Government Authority".......................................................  3
Section 1.50  "HQ Space"...................................................................  3
Section 1.51  "HSR Act"....................................................................  3
Section 1.52  "Indemnified Party"..........................................................  4
Section 1.53  "Initial Closing"............................................................  4
Section 1.54  "Initial Purchase Price".....................................................  4
Section 1.55  "Insurance Policies".........................................................  4
Section 1.56  "IRS"........................................................................  4
Section 1.57  "Knowledge"..................................................................  4
Section 1.58  "Liabilities"................................................................  4
Section 1.59  "Liens"......................................................................  4
Section 1.60  "Loss and Expenses"..........................................................  4
Section 1.61  "Material Adverse Effect"....................................................  4
Section 1.62  "NYSE".......................................................................  4
Section 1.63  "Operating Partnership"......................................................  4
Section 1.64  "Operating Partnership Units"................................................  4
Section 1.65  "Partnership Affiliate"......................................................  5
Section 1.66  "Partnership Agreement"......................................................  5
Section 1.67  "Pension Plans"..............................................................  5
Section 1.68  "Per Share Purchase Price"...................................................  5
Section 1.69  "Permitted Liens"............................................................  5
Section 1.70  "Person".....................................................................  5
Section 1.71  "Project"....................................................................  5
Section 1.72  "Property Restrictions"......................................................  5
Section 1.73  "Purchase Price".............................................................  5
Section 1.74  "Purchased Shares"...........................................................  5
Section 1.75  "Registration Rights Agreement"..............................................  5
Section 1.76  "Regulatory Filings".........................................................  5
Section 1.77  "REIT".......................................................................  5
Section 1.78  "Release"....................................................................  5
Section 1.79  "Remaining Equity Commitment"................................................  5
Section 1.80  "Rent Roll"..................................................................  6
Section 1.81  "SEC"........................................................................  6
Section 1.82  "Securities Act".............................................................  6
Section 1.83  "Securities Laws"............................................................  6
Section 1.84  "Stock Purchase".............................................................  6
Section 1.85  "Subsequent Funding Minimum".................................................  6
Section 1.86  "Subsequent Purchase Price"..................................................  6
Section 1.87  "Subsequent Purchase"........................................................  6
Section 1.88  "Subsidiaries"...............................................................  6
Section 1.89  "Tax"........................................................................  6
Section 1.90  "Tax Return".................................................................  6
Section 1.91  "Tenancy Leases".............................................................  6
Section 1.92  "The Berkshire Group"........................................................  6
Section 1.93  "Total Equity Commitment"....................................................  6
Section 1.94  "Warrants"...................................................................  7
Section 1.95  "Welfare Plans"..............................................................  7

                                    ARTICLE 2
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                                       ii

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                      Purchase and Sale of Shares; Closing

Section 2.1   "Purchase and Sale.".........................................................  7
Section 2.2   "Consideration.".............................................................  7
Section 2.3   "Initial Closing."...........................................................  7
Section 2.4   "Subsequent Purchase and Sale."..............................................  7
Section 2.5   "Additional Agreements and Closing Deliveries."..............................  8
Section 2.6   "Time and Place of Closing.".................................................  8
Section 2.7   "Right to Assign."...........................................................  8
Section 2.8   "Advances to Buyer.".........................................................  8

                                    ARTICLE 3

                  Representations and Warranties of the Company

Section 3.1   "Organization and Qualification, Subsidiaries."..............................  8
Section 3.2   "Authority Relative to Agreements; Board Approval."..........................  9
Section 3.3   "Capital Stock and Units."................................................... 10
Section 3.4   "No Conflicts; No Defaults, Required Filings and Consents.".................. 11
Section 3.5   "SEC and Other Documents, Financial Statements; Undisclosed Liabilities." ... 11
Section 3.6   "Litigation, Compliance With Law."........................................... 12
Section 3.7   "Absence of Certain Changes or Events."...................................... 12
Section 3.8   "Tax Matters; REIT and Partnership Status.".................................. 12
Section 3.9   "Compliance with Agreements."................................................ 13
Section 3.10  "Financial Records; Company Charter and By-laws; Corporate Records."......... 15
Section 3.11  "Properties."................................................................ 15
Section 3.12  "Environmental Matters."..................................................... 18
Section 3.13  "Employees and Employee Benefit Plans."...................................... 20
Section 3.14  "Labor Matters."............................................................. 22
Section 3.15  "Affiliate Transactions.".................................................... 22
Section 3.16  "Insurance."................................................................. 22
Section 3.17  "Delaware Takeover Law."..................................................... 22
Section 3.18  "Brokers or Finders."........................................................ 22
Section 3.19  "Disclosure of Facts."....................................................... 22
Section 3.20  "REOC Status."............................................................... 22
Section 3.21  "Knowledge Defined."......................................................... 23
Section 3.22  "Construction of Material Adverse Effect."................................... 23

                                    ARTICLE 4

                     Representations and Warranties of Buyer

Section 4.1   "Organization.".............................................................. 24
Section 4.2   "Due Authorization."......................................................... 24
Section 4.3   "Conflicting Agreements and Other Matters.".................................. 24
Section 4.4   "Acquisition for Investment, Sophistication, Source of Funds."............... 24
Section 4.5   "Brokers or Finders."........................................................ 24
Section 4.6   "REIT Qualification Matters."................................................ 24
Section 4.7   "Investment Company Matters."................................................ 25

                                    ARTICLE 5
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
               Representations and Covenants Relating to Closings

Section 5.1   "Taking of Necessary Action."................................................ 25
Section 5.2   "Company Preferred Stock, Certificate of Designation; By-laws.".............. 25
Section 5.3   "Public Announcements; Confidentiality."..................................... 25
Section 5.4   "Conduct of the Business."................................................... 25
Section 5.5   "No Solicitation of Transactions."........................................... 26
Section 5.6   "Information and Access.".................................................... 26
Section 5.7   "Notification of Certain Matters."........................................... 26

                                    ARTICLE 6

                          Certain Additional Covenants

Section 6.1   "Resale.".................................................................... 26
Section 6.2   "Use of Funds.".............................................................. 26
Section 6.3   "REIT Status."............................................................... 26
Section 6.4   "Payments.".................................................................. 27
Section 6.5   "Preemptive Rights."......................................................... 27
Section 6.6   "Board of Directors"......................................................... 29
Section 6.7   "Transactions with Affiliates.".............................................. 29
Section 6.8   "Company Stock Authorized, Issued and Outstanding............................ 29

                                    ARTICLE 7

                             Conditions to Closings

Section 7.1   "Conditions of Purchase at Initial Closing."................................. 29
Section 7.2   "Conditions of Purchase at All Closings.".................................... 30
Section 7.3   "Conditions of Sale."........................................................ 31

                                    ARTICLE 8

                            Survival; Indemnification

Section 8.1   "Survival.".................................................................. 32
Section 8.2   "Indemnification by Buyer or the Company."................................... 32
Section 8.3   "Third-Party Claims."........................................................ 33

                                    ARTICLE 9

                                   Termination

Section 9.1   "Termination."............................................................... 33
Section 9.2   "Procedure and Effect of Termination."....................................... 34
Section 9.3   "Expenses.".................................................................. 34

                                   ARTICLE 10

                                  Miscellaneous
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
Section 10.1  "Counterparts.".............................................................. 34
Section 10.2  "Governing Law."............................................................. 34
Section 10.3  "Entire Agreement.".......................................................... 34
Section 10.4  "Notices."................................................................... 34
Section 10.5  "Successors and Assigns.".................................................... 35
Section 10.6  "Headings.".................................................................. 36
Section 10.7  "Amendments and Waivers.".................................................... 36
Section 10.8  "Interpretation; Absence of Presumption.".................................... 36
Section 10.9  "Severability.".............................................................. 36
Section 10.10 "Further Assurances."........................................................ 36
Section 10.11 "Specific Performance."...................................................... 36
Section 10.12 "Schedules."................................................................. 36
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                                       v

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                     SCHEDULES
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
Schedule 3.1(e)      Jurisdictions Not Qualified To Do Business
Schedule 3.1(f)      Subsidiaries
Schedule 3.3(a)      Capital Stock
Schedule 3.3(b)      Operating Partnership Unit Options, Warrants, Etc.
Schedule 3.3(d)      Individual Ownership
Schedule 3.4(b)      Company Plans
Schedule 3.4(d)      Statutory;  Regulatory Compliance
Schedule 3.4(e)      Contract Compliance
Schedule 3.4(f)      Company Filings; Consent
Schedule 3.5(a)      Company Registration Statements and Company Reports
Schedule 3.5(b)      Company Financials
Schedule 3.6(a)      Pending Litigation
Schedule 3.6(b)      Company Compliance
Schedule 3.7         Absence of Certain Changes or Events
Schedule 3.8(a)      Tax Matters
Schedule 3.9(a)      Company Defaults;  Charter or By-Laws Compliance
Schedule 3.9(b)      Company Filings; Fees
Schedule 3.9(c)      Indebtedness; Joint Venture and Partnership Agreements
Schedule 3.9(d)      Development, Construction, Management and Leasing Arrangements
Schedule 3.9(e)      Other Material Agreements
Schedule 3.9(f)      Conflict Policies & Agreements; Waivers
Schedule 3.10(a)     Financial Records; Company Charter and By-Laws; Corporate Records
Schedule 3.10(b)     Corporate Records
Schedule 3.10(c)     Corporate Proceedings
Schedule 3.11(a)     Property Addresses;  Title Summary
Schedule 3.11(b)     Permits; Licenses; Zoning
Schedule 3.11(c)     Road Changes; Condemnation Proceedings
Schedule 3.11(e)     ADA Status
Schedule 3.11(g)     Letters of Intent or Similar Understandings
Schedule 3.11(h)     Property Rights; Rights of First Refusal
Schedule 3.11(i)     Non-Compliance and Capital Expenditure Budget and Schedule; Insurance
Schedule 3.11(j)     Developed, Undeveloped, or Rehabilitated Land of Company Property
Schedule 3.11(k)     Company Properties; HQ Space
Schedule 3.11(l)     Tenancy Leases
Schedule 3.11(m)     Permitted Liens
Schedule 3.12(a)     Environmental Permits
Schedule 3.12(e)     Environmental Concerns
Schedule 3.12(f)     Environmental Reports
Schedule 3.13(a)     Employment Agreements
Schedule 3.13(b)     Employee Benefit Plans
Schedule 3.13(c)     Company Plans Compliance
Schedule 3.13(g)     COBRA Participants
Schedule 3.13(k)     Vesting; Acceleration of Payments
Schedule 3.14        Collective Bargaining; Labor Union Agreements
Schedule 3.15        Affiliate Transactions
Schedule 3.20        Individuals for Knowledge Test
Schedule 6.4         Form of Detailed Statement
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                                       vi

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                                    EXHIBITS
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
Exhibit A            Form of Certificate of Designation

Exhibit B            Form of Registration Rights Agreement

Exhibit C            Form of Amended Company Bylaws

Exhibit D            Form of Amendment to the Operating Partnership Agreement

THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of September 19, 1997, is made by and among Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), Westbrook Real Estate Fund II, L.P., a Delaware limited partnership (the "Advancing Party"), and Westbrook Berkshire Holdings, L.L.C., a Delaware limited liability company and an affiliate of the Advancing Party ("Buyer").

                                    RECITALS:

   WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to sell to Buyer, an aggregate of 2,737,000 shares of a newly designated and authorized series of convertible preferred stock of the Company, convertible into shares of the Company's common stock, par value $0.01 per share (respectively, the "Company Preferred Stock" and the "Company Common Stock", and such stock of such series and class, and all other series of preferred stock of the Company outstanding from time to time, collectively, the "Company Stock"), having the terms set forth in the form of Certificate of Designation, Preferences and Rights attached as Exhibit A (the "Certificate of Designation"), which designates the Company Preferred Stock pursuant to the Company's Restated Certificate of Incorporation dated November 1, 1990, as amended by the Certificate of Amendment dated December 7, 1990 (as so amended to the date hereof, the "Company Charter"), in each case at a price of $25.00 per share;

   WHEREAS, Buyer and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith;

   WHEREAS, in consideration for the rights to be granted to it, the Advancing Party has agreed to advance to Buyer all funds for any and all purchases of Company Preferred Stock pursuant hereto; and

   NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   Definitions

   As used in this Agreement, the following terms shall have the following respective meanings:

   Section 1.1 "Action" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

   Section 1.2 "ADA" shall have the meaning set forth in Section 3.11(e).

   Section 1.3 "Advancing Party" shall have the meaning set forth in the first paragraph hereof.

   Section 1.4 "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, and as in effect on the date hereof, and including, with respect to Buyer, Westbrook Real Estate Fund II, L.P., Westbrook Real Estate Co-Investment Partnership II, L.P., and their Affiliates and investors.

   Section 1.5 "Agreement" shall have the meaning set forth in the first paragraph hereof.

   Section 1.6 "Amended Company By-laws" shall have the meaning set forth in
Section 7.1(c).

   Section 1.7 "Benefit Arrangements" shall have the meaning set forth in
Section 3.13(h).

   Section 1.8 "Blue Sky Laws" have the meaning set forth in Section 3.4(f).

   Section 1.9 "Board of Directors" shall mean the board of directors of the Company.

   Section 1.10 "Business Day" shall mean any day other than a Saturday, a Sunday or a bank holiday in New York, New York.

   Section 1.11 "Buyer" shall have the meaning set forth in the first paragraph hereof.

   Section 1.12 "Buyer Counsel" shall mean the General Counsel of Westbrook Partners, L.L.C., or such counsel to Buyer and the Advancing Party as such General Counsel shall have determined shall render any opinion to the Company in connection with this Agreement.

   Section 1.13 "Capital Expenditure Budget and Schedule" shall have the meaning set forth in Section 3.11(i).

   Section 1.14 "CERCLA" shall have the meaning set forth in Section 3.12(e).

   Section 1.15 "Certificate of Designation" shall have the meaning set forth in the second paragraph hereof.

   Section 1.16 "Claim" shall have the meaning set forth in Section 3.12(g)(i).

   Section 1.17 "Closing" shall mean the Execution Closing or the consummation of the Subsequent Stock Purchase.

   Section 1.18 "Closing Date" shall mean, with respect to the consummation of any Stock Purchase, three (3) Business Days after the date on which the conditions set forth herein with respect thereto shall be satisfied or duly waived, or if the Company and Buyer mutually agree on a different date, the date upon which they have mutually agreed.

   Section 1.19 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

   Section 1.20 "Commitment" shall have the meaning set forth in Section 3.7.

   Section 1.21 "Company" shall have the meaning set forth in the first paragraph hereof.

   Section 1.22 "Company Charter" shall have the meaning set forth in the second paragraph hereof.

   Section 1.23 "Company Common Stock" shall have the meaning set forth in the second paragraph hereof.

   Section 1.24 "Company Environmental Reports" shall have the meaning set forth in Section 3.12(f).

   Section 1.25 "Company Leases" shall have the meaning set forth in Section 3.11(f).

   Section 1.26 "Company Plans" shall have the meaning set forth in Section 3.13(b).

   Section 1.27 "Company Preferred Stock" shall have the meaning set forth in the second paragraph hereof.

   Section 1.28 "Company Properties" shall have the meaning set forth in Section 3.11(a).

   Section 1.29 "Company Registration Statement" shall have the meaning set forth in Section 3.5(a).

   Section 1.30 "Company Reports" shall have the meaning set forth in Section 3.5(a).

   Section 1.31 "Company Stock" shall have the meaning set forth in the second paragraph hereof.

   Section 1.32 "Company Units" shall have the meaning set forth in Section 3.3(b).

   Section 1.33 "Controlled Group Liability" shall have the meaning set forth in
Section 3.13(h).

   Section 1.34 "Debt Instruments" shall mean all notes, mortgages, deeds of trust or similar instruments which evidence or secure any indebtedness owing to the Company or any Subsidiary.

   Section 1.35 "Development Properties" shall have the meaning set forth in
Section 3.11(j).

   Section 1.36 "Development Budget and Schedule" shall have the meaning set forth in Section 3.11(j).

   Section 1.37 "Employee Benefit Plans" shall have the meaning set forth in
Section 3.13(h).

   Section 1.38 "Employees" shall have the meaning set forth in Section 3.13(h).

   Section 1.39 "Environmental Claim" shall have the meaning set forth in
Section 3.12(g)(ii).

   Section 1.40 "Environmental Laws" shall have the meaning set forth in Section 3.12(g)(iii).

   Section 1.41 "Environmental Permits" shall have the meaning set forth in
Section 3.12(a).

   Section 1.42 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

   Section 1.43 "ERISA Affiliates" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

   Section 1.44 "Exchange Act" shall have the meaning set forth in Section
3.4(f).

   Section 1.45 "Execution Closing" shall mean the date of execution and delivery of this Agreement.

   Section 1.46 "Executive Summaries of the Company Environmental Reports" shall have the meaning set forth in Section 3.12(f).

   Section 1.47 "GAAP" shall have the meaning set forth in Section 3.5(b).

   Section 1.48 "General Partner" shall mean Berkshire Apartments, Inc., a Delaware corporation, a wholly-owned subsidiary of the Company and the general partner of the Operating Partnership, or any successor thereto or any successor general partner of the Operating Partnership.

   Section 1.49 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

   Section 1.50 "HQ Space" shall have the meaning set forth in Section 3.11(a).

   Section 1.51 "HSR Act" shall have the meaning set forth in Section 3.4(f).

   Section 1.52 "Indemnified Party" shall mean Buyer or the Company, as the context may require.

   Section 1.53 "Initial Closing" shall mean that date on which the first Stock Purchase occurs.

   Section 1.54 "Initial Purchase Price" shall mean the Purchase Price to be paid at the Initial Closing, and shall be either an amount not in excess of $15,000,000 or an amount not less than the Total Equity Commitment.

   Section 1.55 "Insurance Policies" shall have the meaning set forth in Section 3.16.

   Section 1.56 "IRS" shall mean the Internal Revenue Service.

   Section 1.57 "Knowledge" shall have the meaning set forth in Section 3.20.

   Section 1.58 "Liabilities" shall mean, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected or required by GAAP to be reflected and any off-balance sheet actual or contingent claims which exceed in the aggregate $2,000,000 in such person's or entity's balance sheets or other books and records, including (i) obligations arising from non-compliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for employees or former employees or their respective families or beneficiaries, (v) reimbursement obligations of such person in respect of letters of credit, (vi) all obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable, (viii) all obligations secured by any Lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet, and in all events excluding litigation matters involving tenants that arise and are dealt with in the ordinary course of business and operating equipment leases.

   Section 1.59 "Liens" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

   Section 1.60 "Loss and Expenses" shall have the meaning set forth in Section 8.2(a).

   Section 1.61 "Material Adverse Effect" shall mean a material adverse effect, or more than one effect if more than one shall be in existence at the same time or times, on the financial condition, results of operations or business of the Company and its Subsidiaries (to the extent of the Company's interests therein) taken as a whole. For the purposes hereof, an effect shall be material (a) if the aggregate dollar amount of any loss or Liability of, or, diminution in value or other cost or expense to the Company, is in excess of $2,000,000, or (b) if the aggregate dollar amount of revenue lost, not received, or reduced, or any charge to earnings, is in excess of $200,000, or in the event that the thresholds established in both clause (a) and (b) are met, then both.

   Section 1.62 "NYSE" shall mean The New York Stock Exchange, Inc.

   Section 1.63 "Operating Partnership" shall mean BRI OP Limited Partnership, a Delaware limited partnership, or any successor thereto.

   Section 1.64 "Operating Partnership Units" shall mean the class of partnership units representing shares of partnership interests in the Operating Partnership.

   Section 1.65 "Partnership Affiliate" shall have the meaning set forth in
Section 3.9(f).

   Section 1.66 "Partnership Agreement" shall mean that certain Amended and Restated Agreement of Limited Partnership of BRI OP Limited Partnership dated as of May 1, 1995.

   Section 1.67 "Pension Plans" shall have the meaning set forth in Section 3.13(h).

   Section 1.68 "Per Share Purchase Price" shall mean the price of $25.00 per share for the Company Preferred Stock.

   Section 1.69 "Permitted Liens" shall mean (i) Liens (other than liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (ii) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP and which do not exceed $100,000 in the aggregate, (iii) the Company Leases, (iv) easements, rights-of-way, covenants and restrictions which are customary and typical for office properties similar to the Company Properties and which do not (x) interfere materially with the ordinary conduct of any Company Property or the business of the Company and its Subsidiaries as a whole or (y) detract materially from the value or usefulness of the Company Property to which they apply, (v) the Liens which were granted by the Company or any of its Subsidiaries to lenders pursuant to credit agreements in existence on the date hereof which are described in Schedule 3.9(c), (vi) the other Liens, if any, described in Schedule 3.11(m), and (vii) such imperfections of title and encumbrances.

   Section 1.70 "Person" shall mean any individual, partnership, corporation, limited liability company, business trust, joint stock company, unincorporated association, joint venture, other entity of whatever nature or Government Authority.

   Section 1.71 "Project" shall have the meaning set forth in Section 3.11(j).

   Section 1.72 "Property Restrictions" shall have the meaning set forth in
Section 3.11(a).

   Section 1.73 "Purchase Price" shall mean the Per Share Purchase Price multiplied by the number of shares of Company Preferred Stock to be purchased and sold at a particular Closing.

   Section 1.74 "Purchased Shares" shall have the meaning set forth in Section 2.1.

   Section 1.75 "Registration Rights Agreement" shall have the meaning set forth in Section 2.5(a).

   Section 1.76 "Regulatory Filings" shall have the meaning set forth in Section 3.4(f).

   Section 1.77 "REIT" shall have the meaning set forth in Section 3.8(b).

   Section 1.78 "Release" shall have the meaning set forth in Section
3.12(g)(v).

   Section 1.79 "Remaining Equity Commitment" shall mean, on any given date after the Initial Closing, the Total Equity Commitment minus the Initial Purchase Price. The Remaining Equity Commitment shall be deemed to be zero on the earlier of (i) the date that the Remaining Equity Commitment actually equals zero or (ii) the later of (A) September 19, 1998 or (B) if Buyer notifies the Company by March 19, 1999 that it is, pursuant to Section 2.4(b), exercising its right to make the Subsequent Purchase equal to the then amount of the Remaining Equity Commitment, then, the date as soon thereafter as (x) Buyer shall be permitted to effect such purchase under Article V of the Amended Company Charter, (y) all conditions to Buyer's obligations to effect such purchase shall have been satisfied or waived, and (z) such purchase shall have been effected.

   Section 1.80 "Rent Roll" shall have the meaning set forth in Section 3.11(f).

   Section 1.81 "SEC" shall have the meaning set forth in Section 3.5(a).

   Section 1.82 "Securities Act" shall have the meaning set forth in Section 3.4(f).

   Section 1.83 "Securities Laws" shall have the meaning set forth in Section 3.5(a).

   Section 1.84 "Stock Purchase" shall have the meaning set forth in Section
2.1.

   Section 1.85 "Subsequent Funding Minimum" shall mean the amount of the Total Equity Commitment minus the Initial Purchase Price.

   Section 1.86 "Subsequent Purchase Price" shall have the meaning set forth in
Section 2.4(a), and shall be the amount of the Total Equity Commitment minus the Initial Purchase Price.

   Section 1.87 "Subsequent Purchase" shall have the meaning set forth in
Section 2.4(a).

   Section 1.88 "Subsidiaries" shall mean, collectively, the General Partner and the Operating Partnership, and any other Person in which the Company owns a direct or indirect equity interest and of which the Company is the direct or indirect general partner or managing members or as to which the Company has the right to elect a majority of the board of directors or other governing body, or otherwise direct the management of its business and affairs.

   Section 1.89 "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is liable as a successor or pursuant to contract.

   Section 1.90 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

   Section 1.91 "Tenancy Leases" shall have the meaning set forth in Section 3.11(l).

   Section 1.92 "The Berkshire Group" shall mean that group of Persons who with George and Douglas Krupp and their Affiliates own substantial equity interests or with respect to which they act as general partner or manager or otherwise exert a substantial influence over management, and includes without limitation, the past and present Affiliates of Berkshire Realty Company, Inc., the BRI OP Limited Partnership, Berkshire Apartments, Inc., Douglas Krupp, George Krupp, or David Marshall, or any Person with whom any of them was affiliated or employed, or any predecessor of any such Persons.

   Section 1.93 "Total Equity Commitment" shall mean the amount of $68,425,000.

   Section 1.94 "Warrants" shall mean the not more than 2,664,629 outstanding warrants issued by the Company in connection with its September 6, 1994 effective settlement of a class action litigation.

   Section 1.95 "Welfare Plans" shall have the meaning set forth in Section 3.13(h).

                                    ARTICLE 2

                      Purchase and Sale of Shares; Closing

   Section 2.1 "Purchase and Sale." Subject to the terms and conditions hereof, from time to time after the date hereof, at one or more Closings, the Company will sell, convey, assign, transfer, and deliver, and Buyer will purchase and acquire from the Company, an aggregate of 2,737,000 shares of Company Preferred Stock (the "Purchased Shares"). Each Closing at which Buyer purchases any Purchased Shares is herein referred to as a "Stock Purchase."

   Section 2.2 "Consideration." Subject to the terms and conditions hereof, at each Closing, Buyer shall deliver to the Company the relevant Purchase Price with respect to the number of shares of Company Preferred Stock to be purchased and sold at such Closing by wire transfer of immediately available funds in U.S. dollars to the account or accounts specified by the Company.

   Section 2.3 "Initial Closing." Subject to the terms and conditions hereof, at a mutually agreeable time promptly following the date on which the conditions set forth herein shall have been satisfied or duly waived, the Company will sell, convey, assign, transfer and deliver, and Buyer will purchase and acquire (and the Advancing Party shall advance to Buyer sufficient funds for such purchase) from the Company, either (a) not more than 600,000 shares of Company Preferred Stock or (b) 2,737,000 shares of Company Preferred Stock, as the Company and Buyer shall indicate on the signature page hereto, and Buyer will pay to the Company the Initial Purchase Price for such shares of Company Preferred Stock.

   Section 2.4 "Subsequent Purchase and Sale." (a) On notice as set forth in this Section 2.4 (which notice, in the event of a Subsequent Purchase to be accomplished in September, 1998, must be provided as set forth below in August,
1998), during the 12-month period immediately following the Initial Closing, but on not more than one occasion, the Company shall have the right to require Buyer to purchase (and the Advancing Party to advance to Buyer sufficient funds for such purchase) from the Company additional shares of Company Preferred Stock (the "Subsequent Purchase"), the number of shares of which shall be determined by the Company; provided, however, that the Subsequent Purchase shall be made at the Per Share Purchase Price and shall consist of a sufficient number of shares of Company Preferred Stock so that the aggregate purchase price of the Subsequent Purchase (each a "Subsequent Purchase Price") is not less than the Subsequent Funding Minimum, and provided further that the Subsequent Purchase Price to be paid at the Closing is not greater than the Remaining Equity Commitment immediately prior to such Closing. In no event shall Buyer be required to purchase shares of Company Preferred Stock pursuant hereto so that it shall have expended more than the Total Equity Commitment. Subject to the terms and conditions hereof, the Closing of the Subsequent Purchase shall be on the first Business Day following the 15th day of the month following any month in which the Company provides Buyer with written notice of its desire to effect the Closing in the following month, if such written notice is given to Buyer at least five Business Days prior to the end of such preceding month.

   (b) If the Remaining Equity Commitment on September 19, 1998 is greater than zero, then Buyer shall have the right to make a single Subsequent Purchase from the Company of a sufficient number of shares of Company Preferred Stock at the Per Share Purchase Price so that the Remaining Equity Commitment equals zero by March 19, 1999, or as soon thereafter as all conditions to Buyer's obligation to effect any purchase of Company Preferred Stock hereunder shall have been satisfied or waived.

   Section 2.5 "Additional Agreements and Closing Deliveries." (a) At the Initial Closing, and as a condition to the parties' obligations hereunder to effect the transactions contemplated hereby at the Closing, the Company and Buyer shall enter into a registration rights agreement that is satisfactory in form and substance to the Buyer (the "Registration Rights Agreement").

   (b) In addition to the other things required to be done hereby, at each Closing, the Company shall deliver, or cause to be delivered, to Buyer the following: (i) certificates representing the number of shares of Company Preferred Stock to be issued and delivered at such Closing, free and clear of all liens (unless created by Buyer or any of its Affiliates), with all necessary stock transfer and other documentary stamps attached, (ii) a certificate, dated the relevant Closing Date and validly executed on behalf of the Company, as contemplated by Section 7.1(a), as to the Initial Closing only, and by Section 7.2(a), as to all Closing, (iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 7.1, as to the Initial Closing only, and to Section 7.2, as to all Closings, (iv) all certificates and other instruments and documents required by this Agreement to be delivered by the Company to Buyer at or prior to each Closing, and (v) such other instruments reasonably requested by Buyer, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

   (c) In addition to the delivery of the Purchase Price and the other things required to be done hereby, at each Closing, Buyer shall deliver, or cause to be delivered, to the Company the following: (i) a certificate, dated the relevant Closing Date and validly executed by Buyer, to the effect that the "Conditions to Sale" as contemplated by Section 7.3(a) shall have been satisfied, (ii) if not previously delivered to the Company, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before each Closing, and (iii) such other instruments reasonably requested by the Company, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

   Section 2.6 "Time and Place of Closing." Each Closing shall take place on the relevant Closing Date at such place and time as the Company and Buyer shall mutually agree.

   Section 2.7 "Right to Assign." Buyer may assign its rights and delegate its obligations created hereby to purchase Company Preferred Stock in accordance with the provisions of Section 10.5.

   Section 2.8 "Advances to Buyer." At the Initial Closing and at the subsequent Closing, the Advancing Party shall have available and shall advance to Buyer all of the funds necessary to satisfy Buyer's obligations hereunder and to pay any related fees and expenses in connection with the foregoing. The Advancing Party has, and at each Closing will have, written, enforceable subscriptions from its investors sufficient to advance the necessary funds to Buyer as will enable Buyer to purchase the requisite Purchased Shares at each Closing, in accordance with this Agreement.

                                    ARTICLE 3

                  Representations and Warranties of the Company

   The Company hereby represents and warrants to Buyer as follows:

   Section 3.1 "Organization and Qualification, Subsidiaries." (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and the Registration Rights Agreement, and to perform its obligations hereunder and thereunder.

   (b) The General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The General Partner has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business, and to cause the Operating Partnership to carry on its business, as now conducted.

   (c) The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Operating Partnership has all requisite partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

   (d) Each of the Subsidiaries of the Company is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate or partnership power and authority to own its properties and carry on its business as it is now being conducted.

   (e) Each of the Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except as set forth in Schedule 3.1(e).

   (f) Schedule 3.1(f) sets forth the name of each Subsidiary of the Company or the Operating Partnership (whether owned directly or indirectly through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by the Company or the Operating Partnership are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company or the Operating Partnership free and clear of all Liens, except as set forth in
Schedule 3.1(f). The following information for each Subsidiary is set forth in
Schedule 3.1(f), if applicable: (i) its name and jurisdiction of incorporation or organization, (ii) the type of and percentage interest held by the Company or Operating Partnership in the Subsidiary and, in the case of Subsidiaries, the names of and percentage interest held by the other interest holders, if any, in the Subsidiary, and the partnership agreement or other organizational documents of the Subsidiary, and (iii) any loans from the Company or the Operating Partnership to, or priority payments due to the Company or the Operating Partnership from, the Subsidiary, and the rate of return thereon. Except as set forth in Schedule 3.1(f), there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company or any of the Subsidiaries to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries.

   Section 3.2 "Authority Relative to Agreements; Board Approval." (a) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, and the Certificate of Designation, the issuance of shares of Company Preferred Stock in accordance herewith and the Certificate of Designation, and the issuance and delivery of shares of Company Common Stock upon conversion of shares of Company Preferred Stock in accordance with the provisions of the Certificate of Designation, have been duly and validly authorized by all necessary corporate action on the part of the Company and all necessary partnership action on the part of the Operating Partnership. This Agreement has been duly executed and delivered by the Company for itself and constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity. Upon the issuance of shares of Company Preferred Stock, the Certificate of Designation will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

   (b) The Board of Directors of the Company has, as of the date hereof, approved this Agreement, the Registration Rights Agreement, the Amended Company By-laws and the transactions contemplated hereby and thereby. Not by way of limitation of the foregoing, the Board of Directors has, as of the date hereof, determined that the provisions of Article V, including the first paragraph thereof and the paragraphs lettered A, B, C and E of the Company Charter, do not apply to the Company Stock held or to be held by Buyer or the Advancing Party, and the Company has declined, now and for all times in the future, any offer deemed to have been made by Buyer or the Advancing Party pursuant to said paragraph B, and agreed that Buyer and the Advancing Party will for no purpose be deemed to be a "Group Acting in Concert," or portion thereof, or "Interested Shareholder," in each case as set forth in the Company Charter; provided, however, that no assignee of Buyer hereunder or purchaser from Buyer of shares of Company Stock shall be entitled, as to itself, to the benefits of such Board of Directors' action without a subsequent action specifically referencing such assignee or purchaser of Company Stock.

   (c) The shares of Company Preferred Stock to be acquired pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable, and will be shares of "Voting Stock" (as defined in the Company Charter) and do not and will not constitute Excess Shares (as defined in the Company Charter). The shares of Company Common Stock issuable upon conversion of the Company Preferred Stock to be acquired pursuant to this Agreement will, upon issuance upon such conversion, be duly and validly issued, fully paid and nonassessable, and will be shares of "Voting Stock" (as defined in the Company Charter) and do not and will not constitute "Excess Shares" (as defined in the Company Charter).

   (d) The Board of Directors of the Company has authorized the creation and issuance of the Company Preferred Stock. As of the Initial Closing, the Certificate of Designation will have been duly authorized, and filed with the Office of the Secretary of State of the State of Delaware such that no further actions are required for the due and valid issuance of Company Preferred Stock in accordance herewith and therewith.

   Section 3.3 "Capital Stock and Units." (a) The authorized capital stock of the Company on the date hereof consists of 140,000,000 shares of Company Common Stock, and 60,000,000 shares of Company Preferred Stock, par value $0.01 per share. As of August 31, 1997, there were 25,813,752 shares of Company Common Stock issued and outstanding, and no shares of such Company Preferred Stock issued and outstanding, and as of the date hereof, there is no change except for an immaterial change in the number of Company Stock outstanding. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the stockholders of the Company on any matter. Other than (i) Operating Partnership Units which may be redeemed by the holders thereof for Company Common Stock or the cash equivalent thereof (at the option of the General Partner), or (ii) as set forth in Schedule 3.3(a) to this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or other equity interests of the Company.

   (b) As of August 31, 1997, 31,905,298 Operating Partnership Units of the Operating Partnership were validly issued and outstanding, fully paid and nonassessable, of which 25,501,147 Operating Partnership Units are owned by the Company and 312,605 Operating Partnership Units are owned by the General Partner (collectively, the "Company Units"). There are no other classes of units, or any other form of general or limited partnership interest, of the Operating Partnership issued or outstanding as of the date hereof. Except as set forth in
Schedule 3.3(b), the Operating Partnership has not issued or granted securities convertible into interests in the Operating Partnership, and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in Operating Partnership, whether issued or unissued. Since August 31, 1997, there have been no changes to the number of Operating Partnership Units outstanding. On September 22, 1997, the Operating Partnership anticipates it will issue 95,620 Operating Partnership Units in connection with a previously approved acquisition transaction.

   (c) Except for interests in the General Partner, the Subsidiaries of the Company, the Operating Partnership, and its joint venture interest in the Spring Valley Joint Venture, none of the Company or any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

   (d) The direct or indirect, beneficial or record, ownership of Douglas Krupp and David F. Marshall, respectively, in Company Common Stock or Operating Partnership Units is as set forth in Schedule 3.3(d).

   Section 3.4 "No Conflicts; No Defaults, Required Filings and Consents." Except as contemplated hereby, neither the execution and delivery by the Company hereof nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof, will:

   (a) conflict with or result in a breach of any provisions of the Company Charter or By-laws of the Company;

   (b) except as set forth in Schedule 3.4(b), result in a breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to, or accelerate vesting under, any of the Company stock option plans or Operating Partnership Unit option plans or similar compensation plan or any grant or award made under any of the foregoing;

   (c) violate or conflict with any regulation, rule, order, or administrative position of NYSE, or any other national securities exchange on which the Company Common Stock is listed;

   (d) except as set forth in Schedule 3.4(d), violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the Company or its Subsidiaries;

   (e) except as set forth in Schedule 3.4(e), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries or any of their properties is bound or affected; or

   (f) except as set forth in Schedule 3.4(f), require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority, other than any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), state securities laws ("Blue Sky Laws") (collectively, the "Regulatory Filings"), and any filings required to be made with the Office of the Secretary of the State of Delaware and NYSE or any other national securities exchange on which the Company Common Stock is listed.

   Section 3.5 "SEC and Other Documents, Financial Statements; Undisclosed Liabilities." (a) The Company has delivered or made available to Buyer, or there are commercially available to Buyer in the ordinary course, the registration statement of the Company filed with the Securities and Exchange Commission ("SEC") in connection with the Company's exchange offering of Company Common Stock for all the assets and liabilities of certain limited partnerships and the subsequent distribution of such Company Common Stock to the limited partners thereof, and all exhibits, amendments and supplements thereto (collectively, the "Company Registration Statement"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the Company Registration Statement, which are set forth in Schedule 3.5(a), each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). The Company Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that as to the compliance of the Company Reports with the requirements of the Securities Laws, insofar as such representation is made as to matters of form established in the Securities Laws, and assuming that such Company Reports were prepared under the direction of and with the advice of independent counsel and auditors to the Company, it is a representation made to the company's Knowledge. There is no unresolved violation or position asserted by any Government Authority with respect to any of the Company Reports except as set forth in Schedule 3.5(a) with respect to the Company's intended position in response to that certain letter of August 14, 1997, from the SEC (but excluding comments 9 and 11 therein, as to which the Company has reached resolution as set forth in Schedule 3.5(a)). No such unresolved violation or position (again, excluding comments 9 and 11 referred to above) is or could be material to the Company or its business, operations or financial position, nor could it reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

   (b) Except as set forth in Schedule 3.5(b), each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as may be noted therein and except, in, the case of the unaudited statements, normal recurring year-end adjustments.

   (c) Except as and to the extent set forth in the Company Reports or any Schedule hereto, none of the Company or any of its Subsidiaries has any Liabilities (nor do there exist any circumstances that would result in any Liabilities).

   Section 3.6 "Litigation, Compliance With Law." (a) Except as disclosed in
Schedule 3.6(a), there are no Actions pending or threatened against the Company or any of its Subsidiaries which question the validity hereof or any action taken or to be taken in connection herewith, and there are no continuing orders, injunctions or decrees of any Government Authority to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound.

   (b) To the Company's Knowledge, none of the Company or its Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth in Schedule 3.6(b).

   Section 3.7 "Absence of Certain Changes or Events." Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or in Schedule 3.7, since December 31, 1996, the Company and each of its Subsidiaries has conducted its business only in the ordinary course of such business and has not acquired any real estate or entered into any financing arrangements in connection therewith, and there has not been (a) any change, circumstance or event that would reasonably be expected to result in an adverse effect on the business, operations or condition (financial or otherwise) of the Company, the Operating Partnership and the Subsidiaries, considered as a whole, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Common Stock, except in accordance with Section 5.5, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its Subsidiaries, or (d) any change in the Company's accounting principles, practices or methods. The Company is not now contemplating entering into any Commitment which, had it occurred on or before the date hereof would be required to be disclosed in the Company Reports or in Schedule 3.7.

   Section 3.8 "Tax Matters; REIT and Partnership Status." (a) The Company and each of its Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all respects. All Taxes shown as owed by the Company or any of its Subsidiaries on any Tax Return have been paid or accrued, except for Taxes being contested in good faith and for which adequate reserves have been taken. The Company and each of its Subsidiaries has properly accrued all Taxes for such periods subsequent to the periods covered by such Tax Returns as required by GAAP. None of the Company or any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in Schedule 3.8(a), none of the Company or any of its Subsidiaries is a party to any pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it. True and complete copies of all federal, state and local income and franchise Tax Returns, or any extensions applicable thereto, filed by the Company and each of its Subsidiaries for the taxable years 1994 to the present and all communications relating thereto, have been delivered to Buyer or have been made available to its representatives. To the Company's Knowledge, no claim has been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 3.8(a), there is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries claimed or raised by any taxing authority in writing. As of the date hereof, (i) the Company is a "domestically-controlled" REIT within the meaning of Code Section 897(h)(4)(B), and (ii) all non-domestic beneficial owners of Company Common Stock are set forth in Schedule 3.8(a). Except as set forth in Schedule 3.8(a), no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in the Company. The Company is not "Pension-Held REIT" within the meaning of Section 856(h)(3)(D) of the Code.

   (b) The Company (i) intends in its federal income tax return for the tax year ended December 31, 1997 and for the tax year that will end on December 31, 1998 to elect to be taxed as a real estate investment trust within the meaning of
Section 856 of the Code ("REIT") and has complied (or will comply) with all applicable provisions of the Code relating to a REIT, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT, (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or threatened, and (iv) assuming the accuracy of Buyer's representation in Section 4.7, will not be rendered unable to qualify as a REIT for federal income tax purposes as a consequence of the transactions contemplated hereby.

   (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any employee, officer, or director of the Company or the Operating Partnership or any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

   (d) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any contract, stock plan, program, arrangement or understanding currently in effect.

   (e) The Company was eligible to and did validly elect to be taxed as a REIT for federal income tax purposes for calendar year 1991 and all subsequent taxable periods. The Operating Partnership and each Subsidiary of the Company and the Operating Partnership organized as a partnership (and any other Subsidiary that files Tax Returns as a partnership for federal income tax purposes) was and continues to be classified as a partnership for federal income tax purposes.

   Section 3.9 "Compliance with Agreements." (a) Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of the Company Charter, the By-laws of the Company or the Partnership Agreement (or equivalent documents), except as set forth in Schedule 3.9(a).

   (b) The Company and each of its Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to be with any Government Authority and all other material reports and statements required to be filed by them, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, and have paid all fees or assessments due and payable in connection therewith, except as set forth in Schedule 3.9(b). There is no unresolved violation asserted by any regulatory agency, nor has the Company received notice from any regulatory agency with respect to any report or statement relating to an examination of the Company or any of its Subsidiaries.

   (c) The Company Reports or Schedule 3.9(c) set forth (i) a description of all material indebtedness of the Company and each of its Subsidiaries, whether unsecured, secured or collateralized by mortgages, deeds of trust or other security interests in the Company Properties or any other assets of the Company and each of its Subsidiaries, or otherwise and (ii) each Commitment entered into by the Company or any of its Subsidiaries (including any guarantees of any third party's debt or any obligations in respect of letters of credit issued for the Company's or any Subsidiary's account) which may result in total payments or liability in excess of $250,000, excluding Commitments made in the ordinary course of business with a maturity of less than one year or that are terminable on 30 days or less notice. True and complete copies of the foregoing have been delivered or made available to Buyer or to its representatives. Neither the Company nor any of its Subsidiaries is in default and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, under any of the documents described in clause (i) or (ii) of this paragraph or in respect of any payment obligations thereunder. All joint venture and partnership agreements to which the Company or any of its Subsidiaries is a party as of the date hereof are set forth in Schedule 3.9(c), all of which are in full force and effect as against the Company or such Subsidiary and as against the other parties thereto, and none of the Company or any of its Subsidiaries is in default and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, with respect to any obligations thereunder. The other parties to such agreements are not in breach of any of their respective obligations thereunder.

   (d) Except as disclosed in the Company Reports or any other Schedule hereto, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Schedule 3.9(d) sets forth a complete and accurate list of all agreements entered into by the Company or any of its Subsidiaries as of the date hereof relating to the development or construction of, additions or expansions to, or management or leasing services for real properties which are currently in effect and under which the Company or any of its Subsidiaries currently has, or expects to incur, any material obligation. True and complete copies of such agreements will be delivered or made available to Buyer within five Business Days from the date hereof.

   (e) Except as disclosed in the Company Reports, and except for agreements made in the ordinary course of business with a maturity of less than one year or that are terminable on 30 days or less notice, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Schedule 3.9(e) sets forth a complete and accurate list of all agreements entered into by the Company as of the date hereof which are not listed in any other Schedule hereto, including the material Debt Instruments. Each agreement set forth in Schedule 3.9(e) is in full force and effect as against the Company and, as against the other parties thereto, no payments, if any, thereunder are delinquent, and no notice of default thereunder has been sent or received by the Company or any of its Subsidiaries. There does not exist under any agreement set forth in Schedule 3.9(e) any default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default. True and complete copies of each such agreement have been delivered or made available to Buyer.

   (f) Schedule 3.9(f) sets forth a complete and accurate list of all agreements, with their respective costing in spread sheet form, and policies (in the case of policies which are not manifested by written agreement, Schedule 3.9(f) shall include a correct and complete written summary thereof) of the Company in effect on the date hereof relating to transactions with affiliates and potential conflicts of interest, excluding agreements with Partnership Affiliates (defined below), but including such agreements with and such policies relating to all Affiliates of the Company, including but not limited to The Berkshire Group, and Affiliates of The Berkshire Group, Laurence Gerber, Douglas Krupp, George Krupp, David Marshall, and any Affiliate of a predecessor organization of The Berkshire Group, or any of such Persons. Each agreement or policy set forth in Schedule 3.9(f) is in full force and effect, and the Company, each of its Subsidiaries, and the other parties thereto are in compliance with such agreements and policies, or such compliance has been waived by the Board of Directors as set forth in Schedule 3.9(f). True and complete copies of each such agreement or policy have been delivered to Buyer or to its representatives. As used herein, "Partnership Affiliate" means any limited partnership in which a predecessor organization of The Berkshire Group, Douglas Krupp, George Krupp, or any of them or their Affiliates, directly or indirectly, hold a general or limited partner interest which is in no event less than or equal to 1% of the effective economic interest in any such partnership, nor will any partnership interest in any such partnership now or in the future held, directly or indirectly, by The Berkshire Group, Douglas Krupp, George Krupp, or any of them or their Affiliates, with the passage of time or the occurrence of any event, or both, exceed 1% of any such effective economic interest.

   Section 3.10 "Financial Records; Company Charter and By-laws; Corporate Records." (a) The books of account and other financial records of the Company and each of its Subsidiaries are in all respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all respects in the financial statements included in the Company Reports, except as set forth in Schedule 3.10(a).

   (b) The Company has previously delivered or made available to Buyer true and complete copies of the Company Charter and the By-laws of the Company, as amended to date, the Partnership Agreement, and the charter, by-laws, organization documents, partnership agreements and joint venture agreements of the Subsidiaries, and all amendments thereto. All such documents are listed in
Schedule 3.10(b). A chart of the Company, the Operating Partnership, and the Subsidiaries showing ownership, voting or general partner rights and contractual relationships is set forth in Schedule 3.10(b).

   (c) The minute books and other records of corporate or partnership proceedings of the Company and each of its Subsidiaries have been made available to Buyer, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of the Company and their Subsidiaries which are corporations and all actions of the partners of the Operating Partnership and Subsidiaries which are partnerships, except for documentation of discussions relating to or in connection with the transactions contemplated hereby or matters related hereto, except as set forth in Schedule 3.10(c).

   Section 3.11 "Properties." (a) Schedule 3.11(a) sets forth a complete and accurate list and the address of all real property directly or indirectly owned, all or in part, or leased by the Company or any of its Subsidiaries or otherwise used by the Company or its Subsidiaries in the conduct of their business or operations (collectively, and together with the land at each address referenced in Schedule 3.11(a) and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "Company Properties"), other than the office space leased by the Company from which the Company operates its business which is listed separately on Schedule 3.11(a) as HQ Space (the "HQ Space"). The Operating Partnership or, in the case of Company Properties owned by Subsidiaries, certain of the Subsidiaries, owns good and marketable fee simple title (or, if so indicated in Schedule 3.11(a), leasehold title) to each of the Company Properties, in each case free and clear of any Liens, title defects, contractual restrictions or covenants, laws, ordinances or regulations affecting use or occupancy (including zoning regulations and building codes) or reservations of interests in title (collectively, "Property Restrictions"), except for (i) Permitted Liens and (ii) Property Restrictions imposed or promulgated by law or by any Government Authority which are customary and typical for similar multi-family residential or commercial properties. None of the matters described in clauses (i) and (ii) of the immediately preceding sentence materially interferes with, impairs, or is violated by, the existence of any building or other structure or improvement which constitutes a part of, or the present use, occupancy or operation (or, if applicable, development) of the Company Properties taken as a whole. Except as set forth in Schedule 3.11(a) and as to the Development Properties for which application for title policies have been or are being made in the ordinary course and as to which the Company has no reason to believe will not issue on customary terms and in customary and marketable form (without exceptions which would render the subject Development Properties unfinanceable), policies of title insurance (issued on customary American Land Title Association forms) have been issued by national title insurance companies insuring the fee simple or leasehold, as applicable, title of the Operating Partnership or its Subsidiaries, as applicable, to each of the Company Properties in amounts at least equal to the original cost thereof subject only to Permitted Liens; such policies are valid and in full force and effect and no claim has been made under any such policy, and the Company is not aware of any fact or information which would constitute a defense by the issuer of any such policy or an exclusion from coverage. True and complete copies of all such policies together with all exceptions referenced therein and the most recent title reports for and surveys of each of the Company Properties available to the Company or any of its Subsidiaries have been made available by the Company to Buyer or to its representatives.

   (b) Except as set forth in Schedule 3.11(b), and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the use or occupancy (or, if applicable, development or maintenance) of the Company Properties, any currently required certificate, permit or license (including building permits and certificates of occupancy for tenant spaces) from any Government Authority having jurisdiction over any Company Property or any agreement, easement or other right which is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements which constitute a part of any of the Company Properties or which are necessary to permit the lawful use and operation of utility service to any Company Property or of any existing driveways, roads or other means of egress and ingress to and from any of the Company Properties has been obtained and is in full force and effect, and there are no pending threat of modification or cancellation of any of same, and there is no violation by any Company Property of any federal, state or municipal law, ordinance, order, regulation or requirement, including any applicable zoning law or building code, as a result of the use or occupancy of such Company Property or otherwise. Except as set forth in Schedule 3.11(b), there is no uninsured physical damage to any Company Property in excess of $100,000. Except for repairs identified in the Capital Expenditure Budget and Schedule, each Company Property, (i) is in good or better operating condition and repair and is structurally sound and free of defects, with no material alterations or repairs being required thereto under applicable law or insurance company requirements, and (ii) consists of sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service and capacity to permit the use thereof in the manner and for the purposes to which it is presently devoted (or, in the case of the Development Property, for the development and operation thereon of the applicable Project), except, in each such case, to the extent that failure to meet such standards would adversely affect the use or occupancy of the Company Properties taken as a whole (or, in the case of the Development Property, the development and operation thereon of the applicable Project). The Company has made available to Buyer or to its representatives true and complete copies of all engineering reports, inspection reports, maintenance plans and other documents relating to the condition of any Company Property prepared for the Company or otherwise in the Company's or any Subsidiary's possession.

   (c) Except as set forth in Schedule 3.11(c), and, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no condemnation, eminent domain or rezoning proceedings are pending or threatened with respect to any of the Company Properties, (ii) no road widening or change of grade of any road adjacent to any Company Property is underway or has been proposed, (iii) no proposed change in the assessed valuation of any Company Property, (iv) no special assessment has been made or threatened against any Company Property, and (v) no Company Properties are subject to any so-called "impact fee" or to any agreement with any Government Authority to pay for sewer extension, oversizing utilities, lighting or like expenses or charges for work or services by such Government Authority.

   (d) Each of the Company Properties is an independent unit which does not rely on any facilities located on any property not included in such Company Property to fulfill any municipal or governmental requirement or for the furnishing to such Company Property of any essential building systems, utilities or customary amenities, other than facilities the benefit of which inures to the Company Properties pursuant to one or more valid easements, or facilities which are located on or abutting Company Properties and are sufficient to serve more than one property adequately and lawfully. Each of the Company Properties is served by public water and sanitary systems and all other utilities, and each of the Company Properties has lawful access to public roads, in all cases sufficient for the current use and occupancy of each Company Property (or, in the case of the Development Property, for the development and operation thereon of the applicable Project). All parcels of land included in each Company Property that purport to be contiguous are contiguous and are not separated by strips, gaps or gores. No portion of any Company Property lies in any flood plain area (as defined by the U.S. Army Corps of Engineers or otherwise) or includes wetlands or vegetation or species protected by any applicable laws. No improvements constituting a part of any Company Property encroach on real property not constituting a part of such Company Property or an abutting Company Property.

   (e) The Company has supplied or made available to Buyer each survey, study or report prepared by or for the Company or any of the Subsidiaries in connection with any Company Property's compliance or non-compliance with the requirements of the Americans with Disabilities Act (the "ADA"), other than routine correspondence or memoranda. Except as set forth in Schedule 3.11(e), and except as could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, no Company Property fails to comply with the Requirements of the ADA.

   (f) The Company has provided to Buyer an accurate rent roll for each Company Property (collectively, the "Rent Rolls") as of the month ended July 31, 1997 all of which remain true, correct and complete as of the date hereof, except for immaterial variations in the ordinary course of business, which identifies and accurately describes each lease of space in each Company Property (collectively, the "Company Leases") and sets forth the vacancy for each.

   (g) Schedule 3.11(g) sets forth a complete and accurate list of all material commitments, letters of intent or similar written understandings made or entered into by the Company or any of its Subsidiaries as of the date hereof (x) to lease any space larger than 25,000 rentable square feet at any of the Company Properties, (y) to sell, mortgage, pledge, hypothecate any Company Property or to otherwise enter into a material transaction in respect of the ownership or financing of any Company Property, or (z) to purchase or acquire an option, right of first refusal or similar right in respect of any real property, which, in any such case, has not yet been reduced to a written lease or contract, and sets forth with respect to each such commitment, letter of intent or other understanding the principal terms thereof. The Company has previously delivered or made available to Buyer a true and complete copy of each such commitment, letter of intent or other understanding.

   (h) Except as set forth in Schedule 3.11(h), the Company, the Operating Partnership and all the Subsidiaries have the right, including, but not limited to, to sell, transfer, lease, finance, without limitation, all of the Company Properties. Except for certain rights of first refusal which are set forth in the sections of the partnership agreements referenced in Schedule 3.1(e) and which relate to partnerships in which the Company, directly or indirectly, owns less than a 100% interest, none of the Company or any of its Subsidiaries has granted any outstanding options or has entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease, lease or other transfer of all or any part of any Company Property, and no person has any right or option to acquire, or right of first refusal with respect to, the Company's or any of its Subsidiaries' interest in any Company Property or any part thereof. Except as set forth in Schedule 3.11(h) none of the Company or any of its Subsidiaries has any outstanding options or rights of first refusal or has entered into any outstanding contracts with others for the purchase of any real property.

   (i) Schedule 3.11(i) contains a complete and accurate description of any noncompliance by any Company Property, with any law, ordinance, code, health and safety regulation or insurance requirement (except for the ADA, which is addressed in this respect in Section 3.11(e) above), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has provided the Company's or any Subsidiary's capital expenditure budget and schedule for each Company Property (the "Capital Expenditure Budget and Schedule"), which describes the capital expenditures which the Company or any Subsidiary has budgeted for such Company Property for the period running through at least December 31, 2002, and such other capital expenditures as are necessary in order to bring such Company Property into compliance with applicable laws, ordinances, codes, health and safety regulations and insurance requirements (including fire sprinklers, compliance with the ADA abatement or maintenance of asbestos containing material, and mitigation for radon) or which the Company otherwise plans or expects to make in order to cure or remedy any construction, electrical, mechanical or other defects, to renovate, maintain, rehabilitate or modernize such Company Property, or otherwise, excluding, however, any tenant improvements required to be made under any Company Lease. The costs and time schedules for 1997 and subsequent years set forth in each Capital Expenditure Budget and Schedule are reasonable estimates and projections. The Capital Expenditure Budget and Schedule for each Company Property (i) has been established and timely implemented since each Company Property was acquired by the Company (whether by purchase or as a result of initial formation transactions), (ii) has a time period of not less than five years, and (iii) has been provided to Buyer in a true, correct and complete form as in effect on the date hereof and the amounts set forth therein represents the good faith business judgment of the Company as to all known maintenance and capital expenditure items for such Company Property. Except as set forth in Schedule 3.11(i), there are no outstanding or threatened requirements by any insurance company which has issued an insurance policy covering any Company Property, or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or alterations to be made to any Company Property.

   (j) Schedule 3.11(j) contains a list of each Company Property, or property which the Company has under letter of intent or option, which consists of or includes undeveloped land or which is intended to be or is in the process of being developed or rehabilitated (collectively, the "Development Properties") and a brief description of the development or rehabilitation intended by the Company or any Subsidiary to be carried out or completed thereon (collectively, the "Projects"), including any budget and development or rehabilitation schedule therefor prepared by or for the Company or any Subsidiary (collectively, the "Development Budget and Schedule"). Each Development Property is zoned for the lawful development thereon of the applicable Project, and the Company or its Subsidiaries have obtained all permits, licenses, consents and authorizations required for the lawful development or rehabilitation thereon of such Project. Except as set forth in Schedule 3.11(j), there are no material impediments to or constraints on the development or rehabilitation of any Project within the time frame and for the cost set forth in the Development Budget and Schedule applicable thereto. In the case of each Project the development of which has commenced, the costs and expenses incurred in connection with such Project and the progress thereof are, except as set forth in Schedule 3.11(j), consistent and in compliance in all material respects with all aspects of the Development Budget and Schedule applicable thereto. The Company has made available to Buyer or to its representatives all feasibility studies, soil tests, due diligence reports and other studies, tests or reports performed by or for the Company, or otherwise in the possession of the Company, which relate to the Development Properties or the Projects.

   (k) Except as set forth in Schedule 3.11(k), and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has disclosed to Buyer all adverse matters known to the Company with respect to or in connection with the Company Properties and the HQ Space (including the Company Leases and the Tenancy Leases).

   (l) The leases for the HQ Space and the ground leases underlying the leased Company Properties referenced in Schedule 3.11(a), if any (collectively, the "Tenancy Leases"), are accurately described in Schedule 3.11(l). Each of the Tenancy Leases is valid, binding and in full force and effect as against the Subsidiary and as against the other party thereto. Except as indicated in
Schedule 3.11(l), none of the Tenancy Leases is subject to any pledge, lien, sublease, assignment, license or other agreement granting to any third party any interest therein or any right to the use or occupancy of any premises leased thereunder. True and complete copies of the Tenancy Leases (including all amendments, modifications and supplements thereto) will be delivered to Buyer within five Business Days from the date hereof. Except as set forth in Schedule 3.11(l), there is no pending or threatened proceeding which is reasonably likely to interfere with the quiet enjoyment of the tenant under any of the Tenancy Leases. Except as set forth in Schedule 3.11(l), no payments under any Tenancy Lease are delinquent and no notice of default thereunder has been sent or received by the Company or any of its Subsidiaries, and there does not exist under any of the Tenancy Leases any default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default.

   (m) The Company and each of its Subsidiaries have good and sufficient title to all the personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of the Company and its Subsidiaries as of June 30, 1997, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, except for Permitted Liens, as set forth in Schedule 3.11(m).

   Section 3.12 "Environmental Matters." (a) Each of the Company and its Subsidiaries has obtained, and now maintains as currently valid and effective, all permits required under the Environmental Laws (the "Environmental Permits") in connection with the operation of its businesses and properties, all of which are listed in Schedule 3.12(a). Except as disclosed in the Executive Summaries of the Company Environmental Reports and except for any Company Property non-compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries, and each Company Property is, has been, and will be in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws.

   (b) To the Company's Knowledge, each of the Company and its Subsidiaries has provided to Buyer all written information and written communications (whether from a Government Authority, citizens' group, employee or other person) in its possession or control regarding (x) alleged or suspected noncompliance of any of the Company Properties with any Environmental Laws or Environmental Permits or
(y) alleged or suspected liability of the Company or its Subsidiaries under any Environmental Law.

   (c) There are no environmental liens or encumbrances on any of the Company Properties and no government actions have been taken or are in process which are reasonably likely to subject any Company Property to such liens or other encumbrances.

   (d) No Environmental Claim with respect to the operations or the businesses of the Company or its Subsidiaries, or with respect to any of the Company Properties, has been asserted or, to the Company's Knowledge, threatened, and no circumstances exist with respect to the Company or its Subsidiaries or the Company Properties that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, against (i) the Company or its Subsidiaries, or (ii) any person whose liability for any Environmental Claims the Company or its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

   (e) Except as disclosed in Schedule 3.12(e) or set forth in the Executive Summaries of the Company Environmental Reports and, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the Company or its Subsidiaries has been notified or anticipates being notified of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalents pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., or analogous state or foreign laws, (ii) no Materials of Environmental Concern are present on, in or under any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim, (iii) none of the Company or its Subsidiaries has Released or arranged for the Release of any Materials of Environmental Concern at any location, (iv) no underground storage tanks, surface impoundments, disposal areas, pits, ponds, lagoons, open trenches or disused industrial equipment is present at any Company Property, (v) no transformers, capacitors, ballasts or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at any Company Property, except for any such transformers, capacitators, ballasts or other equipment owned by any utility company, and (vi) no asbestos or asbestos-containing material is present at any Company Property or at the HQ Space and no employee, agent, contractor or subcontractor of the Company or its Subsidiaries is now or has in the past been exposed to friable asbestos or asbestos-containing material at any Company Property or at the HQ Space.

   (f) The Company has provided the most recent Phase I environmental report prepared for the Company or its Subsidiaries or otherwise in the possession of any of them with respect to the environmental condition of any Company Property (collectively, the "Company Environmental Reports"). True and complete copies of the executive summaries or conclusions included in the Company Environmental Reports (collectively, the "Executive Summaries of the Company Environmental Reports") have previously been delivered by the Company to Buyer. True and complete copies of each of the Company Environmental Reports have been delivered or made available to Buyer or to its representatives. The Executive Summaries of the Company Environmental Reports disclose all matters known to the Company in respect of the environmental condition (including violations of Environmental Laws, Environmental Claims and the presence or Release of any Materials of Environmental Concern) of the Company Properties (it being understood, however, that reference in the Executive Summaries of the Company Environmental Reports to other environmental reports, investigations, assessments or other documents shall not constitute disclosure of the contents thereof except to the extent such contents are fully in the Executive Summaries of the Company Environmental Reports).

   (g) For purposes hereof, the terms listed below shall have the following meanings:

            (i) "Claim" shall mean all actions, causes of action, suits, debts, dues, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, trespasses, damages, judgments, executions, claims, liabilities and demands whatsoever, in law or equity.

            (ii) "Environmental Claim" shall mean any Claim, investigation or notice (written or oral) by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (A) the presence, generation, transportation, treatment, use, storage, disposal or Release of Materials of Environmental Concern or the threatened Release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

            (iii) "Environmental Laws" shall mean federal, state, local, provincial, municipal and foreign laws, ordinances, principles of common law, rules, by-laws, orders, governmental policies, statutes, regulations, agreements, treaties, customary law, and international principles relating to the pollution or protection of the environment or of flora or fauna or their habitat or of human health and safety, or to the cleanup or restoration of the environment, including, but not limited to, any laws relating to (A) generation, treatment, storage, disposal or transportation of wastes, emissions or discharges or protection of the environment from the same, (B) exposure of persons to, or Release or threat of Release of, Materials of Environmental Concern, (C) noise, (D) repetitive motion, and (E) the safety and health of workers and employees.

            (iv) "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products and hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. ss. 6601(14)), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

            (v) "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration.

   Section 3.13 "Employees and Employee Benefit Plans." (a) Schedule 3.13(a). sets forth a complete and accurate list of all employment agreements with employees of the Company or any of its Subsidiaries. Except for the employees who are parties to such employment agreements, all of the employees of the Company and each of its Subsidiaries are employed on an at-will basis (except for restrictions or limitations on the at-will basis of such employees imposed by general principles of law or equity).

   (b) The Company Reports or Schedule 3.13(b) sets forth a complete and accurate list of all Employee Benefit Plans and all material Benefit Arrangements which affect Employees of the Company or any of its Subsidiaries (the "Company Plans"). With respect to each Company Plan, the Company has made available to Buyer or to its representatives, true and complete copies of. (i) the plans and related trust documents and amendments thereto, (ii) the most recent summary plan descriptions, if any, and the most recent annual report, if any, and (iii) the most recent actuarial valuation (to the extent applicable).

   (c) With respect to each Company Plan, (i) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) the Company and each of its Subsidiaries has contributed to each Pension Plan included in the Company Plans not less than the amounts accrued for such plan for all plan periods for which payment is due, and (iii) none of the Company or any of its Subsidiaries has any funding commitment or other liabilities except as reserved for in the financial statements in or incorporated by reference into the Company Reports, and, in the case of clause (i) through (iii), as is set forth in Schedule 3.13(c).

   (d) None of the Company or any of its Subsidiaries has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase benefits or compensation of Employees of the Company or any of its Subsidiaries (except for normal increases in compensation consistent with past practices), and no intention to do so has been communicated to Employees of the Company or any of its Subsidiaries.

   (e) There are no pending or anticipated claims against or otherwise involving any of the Company Plans or any fiduciaries thereof with respect to their duties to the Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought against or with respect to any such Company Plans.

   (f) Neither the Company, the Operating Partnership or any entity under "common control" with the Company or the Operating Partnership within the meaning of Section 4001 of ERISA has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA).

   (g) Except as set forth on Schedule 3.13(g), the Company and its Subsidiaries do not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any Employee or former Employee upon his retirement or termination of employment and the Company and its Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

   (h) For purposes hereof, "Employee Benefit Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by a party hereto or in which a party hereto participates or participated and which provides benefits to Employees, including (i) any such plan that are "employee welfare benefit plans" as defined in Section 3(l) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), and
(ii) any such plans that constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultancy or severance contracts and other polices or practices of a party hereto providing employee or executive compensation or benefits to Employees, other than Employee Benefit Plans. "Employees" mean all current employees, former employees and retired employees of a party hereto or any of its Subsidiaries, including employees on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (H) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq, of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Plans.

   (i) With respect to each plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived, (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under plan (whether or not vested), on a termination basis, (iii) no reportable event within the meaning of Section 4043(c) of ERISA has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event, and (iv) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full.

   (j) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group liability that would be a liability of the Company following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

   (k) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company, except as set forth in Schedule 3.13 (k).

   Section 3.14 "Labor Matters." Except as set forth in Schedule 3.14, none of the Company or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except for the matters set forth in Schedule 3.14, there is no unfair labor practice or labor arbitration proceeding pending or threatened against the Company or any of its Subsidiaries. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

   Section 3.15 "Affiliate Transactions." Schedule 3.15 sets forth a complete and accurate list of all transactions, series of related transactions or currently proposed transactions or series of related transactions entered into by the Company or any of its Subsidiaries since January 1, 1991 which are of the type required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Laws or, if not of such type, are of a nature referenced in Section 3.9(f) hereof. A true and complete copy of all agreements or contracts relating to any such transaction has been made available to Buyer.
Schedule 3.15 sets forth an accounting of such transactions regarding participatory interests, the allocation of overhead and expenses thereunder, and all other matters material to each of such agreements or contracts.

   Section 3.16 "Insurance." The Company and the Operating Partnership maintain insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each of its Subsidiaries (collectively, the "Insurance Policies") which are of a type and in amounts customarily carried by persons conducting businesses similar to those of the Company and the Operating Partnership. There is no material claim by the Company or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

   Section 3.17 "Delaware Takeover Law." The terms of Section 203 of the General Corporation Law of the State of Delaware will not apply to Buyer, any Stock Purchase or any other transaction contemplated hereby.

   Section 3.18 "Brokers or Finders." No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of the Company with which the Company dealt, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company in connection with this Agreement or any of the transactions contemplated hereby for which Buyer will be responsible.

   Section 3.19 "Disclosure of Facts." There are no facts peculiar to the Company or the Operating Partnership that the Company has not disclosed to Buyer, nor, is there a reasonable likelihood that there will occur any event that could, individually or in the aggregate, reasonably to be expected to have a Material Adverse Effect on the business, financial condition, assets, results of operations or prospects of the Company, the Subsidiaries, or the Operating Partnership.

   Section 3.20 "REOC Status." (a) The Company was incorporated as a Delaware corporation in November, 1990 and from its date of incorporation until July 1, 1991, the Company conducted no business and owned no assets.

   (b) As of the date of the Company's first long-term investment that was not a short-term investment of funds pending long-term commitment, i.e., July 1, 1991 (the "REOC Qualification Date"), and continuously thereafter to and including the Initial Closing, at least 50 percent of the assets of the Company (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, have been invested in real estate which has been under active development or management by the Company.

   (c) The Company has been actively engaged in the management or development of real estate in the ordinary course of its business at all times from the REOC Qualification Date to and including the Initial Closing.

   (d) The "real estate" referenced above which was purchased on the REOC Qualification Date and thereafter includes the Company Properties. To the extent any of the Company Properties are subject to tenant leases (the "Leases"), the Company has substantial responsibilities under each of the Leases, and none of the Leases provides that substantially all management and maintenance activities with respect to the Company Property in question or any portion thereof are the responsibility of the tenant lessees.

   (e) The Company has not merely passively assumed the risks of its real estate ownership, but the return to its stockholders from its investment in the Company Properties has been and is based in part on the cash flow and capital appreciation of the Company Properties, and such return depends in substantial part on the success of the Company's management and development efforts with respect to the Company Properties.

   (f) The employees of the Company perform most of the development and management functions of the real estate business described herein, except that the Company has employed independent contractors, each of which is terminable without cause and without substantial penalty upon reasonably short notice, to perform certain of the day-to-day management activities associated with the Company Properties. In any event, the Company represents and warrants that it has devoted substantial resources to such management and development activities and to the oversight of its independent contractors who perform such activities from the REOC Qualification Date to and including the Initial Closing.

   (g) The Company covenants and warrants that it will comply with all requirements, and take all actions and cause its subsidiaries to take all actions necessary, to maintain its status as a "real estate operating company" as such term is defined in 29 C.F.R. ss. 2510.3-101. Specifically, but without limitation, the Company covenants that it has or it will establish an "annual valuation period", which will be an annual period of no more than 90 days that will begin no later than the anniversary of the REOC Qualification Date, and that on at least one day within each annual valuation period, the Company will maintain the investment of at least 50 percent of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, in real estate which is under active development or management by the Company as described above. The Company also covenants to devote substantial resources to the management of the real estate it owns, and continuously to remain actively engaged in the management or development of real estate in the ordinary course of its business. The Company agrees to cooperate with Buyer and to furnish such additional information as may be reasonably requested by Buyer to evidence the actions indicated above.

   Section 3.21 "Knowledge Defined." As used herein, the phrase "to the Company's Knowledge" (or words of similar import) means actual knowledge of those individuals identified in Schedule 3.21, and includes any facts, matters or circumstances set forth in any written notice from any Government Authority or any other material written notice received by the Company or any Subsidiary, and also includes any matter of which Buyer informs the Company in writing.

   Section 3.22 "Construction of Material Adverse Effect." For purposes of the construction of any representation and warranty in this Section 3, and as to the accuracy thereof, the term "Material Adverse Effect" shall be considered in each and every event on an aggregate basis with all other representations and warranties which contain an exception for Material Adverse Effect such that, if and when one or more of such representations and warranties, considered in the aggregate, prove to be inaccurate to the extent that an aggregate of $3,000,000 in Loss or Liability is exceeded, then all such representations and warranties which are subject to exception based on Material Adverse Effect shall, if inaccurate in any respect, be deemed to be inaccurate without regard to an exception for Material Adverse Effect and the amount or amounts involved in each such inaccuracy shall be determined as if no such exception was present.

                                    ARTICLE 4

                     Representations and Warranties of Buyer

   Buyer hereby represents and warrants to the Company as follows:

   Section 4.1 "Organization." Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and the Registration Rights Agreement, and to perform its obligations hereunder and thereunder.

   Section 4.2 "Due Authorization." The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer for itself and constitutes the valid and legally binding obligations of Buyer, enforceable against Buyer, in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

   Section 4.3 "Conflicting Agreements and Other Matters." Neither the execution and delivery of this Agreement, nor the performance by Buyer of its obligations hereunder, will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, lien or charge of any kind upon any of the properties or assets of Buyer, pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents or agreements of Buyer, or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which Buyer is bound, except for filings after any Closing under Section 13(d) of the Exchange Act.

   Section 4.4 "Acquisition for Investment, Sophistication, Source of Funds." Buyer is acquiring the Company Preferred Stock being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and (except for the possible contemplated sale by Buyer of shares of Company Preferred Stock to Morgan Stanley Real Estate Special Situations, Inc., affiliated partnerships and funds advanced by Morgan Stanley Asset Management, Inc., or by its Affiliates) Buyer has no present intention or plan to effect any distribution of shares of Company Preferred Stock, provided that the disposition of Company Preferred Stock owned by Buyer shall at all times be and remain within its control, subject to the provisions of this Agreement and the Registration Rights Agreement. Buyer is able to bear the economic risk, and will be supplied with the funds for, the acquisition of Company Preferred Stock pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment, and therefore has the capacity to protect its own interests in connection with the acquisition of Company Preferred Stock pursuant hereto.

   Section 4.5 "Brokers or Finders." Except for the fees of Triton Pacific, L.L.C. (which the Company has represented to Buyer has been retained by the Company as its sole broker and the fees of which will be paid by the Company at the Initial Closing), no agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of Buyer with which the Buyer dealt, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Buyer in connection with this Agreement or any of the transactions contemplated hereby for which the Company will be responsible.

   Section 4.6 "REIT Qualification Matters." No person which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in Buyer.

   Section 4.7 "Investment Company Matters." Buyer is, and after giving effect to the purchase of Company Preferred Stock contemplated hereby, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.


                                    ARTICLE 5

               Representations and Covenants Relating to Closings

   Section 5.1 "Taking of Necessary Action." Each of Buyer and the Company agrees to use its commercially reasonable best efforts promptly to take, or cause to be taken, all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Registration Rights Agreement, subject to the terms and conditions hereof and thereof.

   Section 5.2 "Company Preferred Stock, Certificate of Designation; By-laws." At or before the Initial Closing, the Company shall cause to be duly executed and filed with the Office of the Secretary of the State of Delaware, the Certificate of Designation in the form attached as Exhibit A.

   Section 5.3 "Public Announcements; Confidentiality." (a) Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in Section 5.5(b), the Buyer shall have the right to review the development and distribution of all news releases and other public information disclosures with respect to this Agreement and the Registration Rights Agreement, and any of the transactions contemplated hereby or thereby. Buyer shall also have the right to review and, before filing or other public dissemination, approve (which approval will not be unreasonably withheld or delayed) any statements made or information provided with respect to it, the Advancing Party or to the transactions contemplated by this Agreement, including, without limitation, such statements intended to be included in any future Regulatory Filing prepared by or on behalf of the Company.

   (b) Buyer agrees that all information provided to Buyer or any of its representatives pursuant to this Agreement shall be kept confidential, and Buyer shall not disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of Buyer who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information; provided, however, the foregoing obligation of Buyer shall not (i) relate to any information that (1) is or becomes generally available other than as a result of unauthorized disclosure by Buyer or by persons to whom Buyer has made such information available, or (2) is or becomes available to Buyer on a non-confidential basis from a third party that is not bound by any other confidentiality agreement with the Company, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

   (c) The Company agrees that all information provided to the Company or any of its representatives pursuant to this Agreement shall be kept confidential, and the Company shall not disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of the Company who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information; provided, however, the foregoing obligation of the Company shall not (i) relate to any information that (1) is or becomes generally available other than as a result of unauthorized disclosure by the Company or by persons to whom the Company has made such information available, or (2) is or becomes available to the Company on a non-confidential basis from a third party that is not bound by any other confidentiality agreement with the Company, or
(ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

   Section 5.4 "Conduct of the Business." Except for transactions contemplated hereby, during the period from the date hereof to the date of the Initial Closing, the Company will, except as otherwise consented to or approved by Buyer in writing or as permitted or required hereby, conduct the business of the Company and its Subsidiaries and engage in transactions only in the ordinary course, and during the period from the date hereof to the date on which there shall be outstanding no shares of Company Preferred Stock, the Company will not, except as otherwise consented to or approved by Buyer in writing or as permitted or required hereby, (i) change or fail to change any provision of the Company Charter or the Amended Company By-laws in a manner that would be adverse to Buyer, or (ii) conduct the business of the Company and its Subsidiaries and engage in transactions except in the ordinary course, except as is permitted by the Certificate of Designation.

   Section 5.5 "No Solicitation of Transactions." Until the Remaining Equity Commitment shall be zero, the Company and the Operating Partnership will not issue Common Stock or securities of either the Company or the Operating Partnership in any transaction other than a publicly underwritten, widely distributed offering of Company Common Stock or the acquisition by the Operating Partnership of interests in real estate in consideration for Operating Partnership Units, except for the exercise of outstanding Warrants or stock options, or the conversion of outstanding Operating Partnership Units.

   Section 5.6 "Information and Access." From the date hereof to the date on which there shall remain outstanding no Company Preferred Stock, the Company and its Subsidiaries shall afford to Buyer and Buyer's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Buyer (1) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Laws, and (2) all other information concerning their businesses, personnel and the Company Properties as Buyer may reasonably request. Buyer and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the businesses of the Company or its Subsidiaries.

   Section 5.7 "Notification of Certain Matters." Until all of the Company Preferred Stock has been issued or if all of the Company Preferred stock has not been issued until March 19, 1999, each of Buyer and the Company shall use its good faith efforts to notify the other party in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of either party to so notify the other party shall not be deemed a breach of this Agreement.


                                    ARTICLE 6

                          Certain Additional Covenants

   Section 6.1 "Resale." Buyer acknowledges and agrees that the Company Preferred Stock that Buyer will acquire in any Stock Purchase will not, as of the relevant Closing thereof, be registered under the Securities Act or the securities laws of any state and that it may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such state securities laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state securities laws is available.

   Section 6.2 "Use of Funds." The Company shall use the funds received from Stock Purchases for the repayment of debt (of either the Company or the Operating Partnership) or for the acquisition, rehabilitation, development or refinancing by the Company or the Subsidiaries of properties, and for the payment to Triton Pacific, L.L.C., referred to in the parenthetical in Section
4.5 hereof.

   Section 6.3 "REIT Status." From and after the date hereof, the Company will elect to be taxed as a REIT in its federal income tax returns, will comply with all applicable laws, rules and regulations of the Code relating to a REIT, and will not take any action or fail to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes or the failure of the representations in Section 3.8 hereof to be true and correct.

   Section 6.4 "Payments." The Company acknowledges and agrees to pay or reimburse from time to time upon the direction of Buyer, at and after the Execution Closing, reasonable third-party transaction costs to Buyer, up to an aggregate amount equal to $300,000, incurred or paid by Buyer and the Advancing Party in completing this transaction (as invoiced by reasonably detailed statements or invoices of the nature attached as Schedule 6.4, with appropriate insertions), as well as with respect to expenses of Buyer and the Advancing Party incurred or paid in connection with any amendment or modification of, or waiver of, the transaction documents. It is understood that Buyer will share the results of its due diligence review, and that of its counsel, with Lehman Brothers, Inc., as representative of the several underwriters, so as to enable Lehman Brothers, Inc., to reduce any out-of-pocket expenses it might incur associated with an anticipated subsequent public offering of Company Common Stock.

   The Company shall have paid Buyer's expense in an amount equal to $100,000 which shall have been funded into Buyer's bank account as contemplated by the letter of intent dated as of August 22, 1997. The Company acknowledges and agrees that, at the Execution Closing, the $100,000 so paid to Buyer shall be credited towards transaction costs incurred by the Buyer and payable by the Company. At the Execution Closing, the Company acknowledges and agrees to pay the amount of $750,000 to Buyer, as a holdback allowance, which Buyer may, at its option, deduct from the amount of Purchase Price which would otherwise be payable at the Initial Closing.

   Notwithstanding any termination of this Agreement by Buyer pursuant to
Section 9.1(b) or 9.1(d), the Company acknowledges and agrees to make the payments as set forth above.

   Section 6.5 "Preemptive Rights." (a) Buyer shall have the rights set forth in this Section 6.5 as the holder of record and beneficially of shares of Company Stock. The rights set forth herein are in favor of Buyer and its successors and assigns, provided that any exercise procedures to be accomplished hereunder shall be performed by Buyer or its nominee and no other person may accomplish such procedures or seek to exercise the preemptive right set forth in this
Section 6.5. Absent an express assignment of the rights of Buyer under this
Section 6.5, no transfer by Buyer of shares of Company Preferred Stock or Company Common Stock shall affect the rights of Buyer hereunder.

   (b) Buyer shall have, at any time and from time to time, the preemptive right to purchase, in the case of the proposed issuance by the Company of, or the proposed granting by the Company of shares of, any class of Company Stock, or any rights to subscribe for or to purchase, or any options for the purchase of, Company Stock or any stock or securities convertible into or exchangeable for Company Stock (including, without limitation, interests in the Operating Partnership) (such rights or options being hereinafter referred to as "Options" and such convertible or exchangeable stock or securities being hereinafter referred to as "convertible securities"). Except upon the occurrence on or before November 31, 1997, of an underwritten widely distributed offering of Company Common Stock at a price per share to the public of not less than $11.3125, with not more than $150,000,000 in gross offering proceeds, on each occasion that the Company proposes to issue Company Stock, options, warrants or convertible securities, or any of the foregoing, the Company shall give to Buyer prior written notice (the "Company Notice") of its intention, by first class mail, postage prepaid, addressed at its last address as shown by the records of the Company describing the same, the price and the specific terms (or in the context of an offering of Company Stock, convertible securities, warrants or options to the public, a range of price and terms) upon which the Company proposes to issue the same. Buyer shall have 15 Business Days from the date of the receipt by Buyer of the Company Notice to deliver a notice (the "Rights Exercise Notice") notifying the Company of Buyer's intention to purchase all or a part of its pro rata share of shares or other securities represented by Company Stock, convertible securities, warrants or options, or any of the foregoing, in accordance herewith, for the price and upon the terms specified by the Company Notice, such pro rata share to be 19.9% (or, in the event of the widely distributed public offering on the schedule, at the price and in the amount of gross offering proceeds noted above, such lesser percentage as Buyer shall hold immediately after such offering assuming no purchase by Buyer in such offering or hereunder in connection with such offering) reduced after completion of the public offering of Company Common Stock by Lehman Bros., Inc. (or such lesser percentage as may reflect the beneficial ownership of Buyer of such shares or securities or Company Stock, options, warrants or convertible securities, warrants or any of the foregoing, but assuming until March 19, 1999, that Buyer has purchased as at the Execution Closing all 2,737,000 shares of Company Preferred Stock the sale and purchase of which is the object of this Agreement, and assuming thereafter that Buyer is the holder of each and every outstanding share of Company Preferred Stock), and at a price or prices no less favorable to Buyer than the price or prices at which such Company Stock, convertible securities, options or warrants are proposed to be offered for sale to others, less, in the event of any sale other than a public offering, the per unit amount of any placement fees or commissions, and provided, however, that the purchase of such Company Stock, convertible securities, warrants or options shall be consummated prior to the later of (i) 30 days after the date of the Rights Exercise Notice and (ii) the date that the Company consummates the issuance of the Company Stock, convertible securities, warrants or options described in the Company Notice. If, in connection with any proposed issue of Company Stock, convertible securities, warrants or options, the Buyer fails to exercise in full its preemptive right as set forth in this Section 6.5, then subject to the next following sentence, the Company may sell the unsold Company Stock, convertible securities, warrants or options at any time within 180 days (60 days in the case of a public offering) thereafter at a price and upon terms no more favorable to the purchasers thereof than specified in the Company Notice; provided, that the Company shall not sell or grant, or permit conversion under, any Company Stock, convertible securities, warrants or Options, or any of the foregoing, after such 180-day period (or 60-day period in the case of a public offering) without renewed compliance with this Section 6.5; provided, further, that in the case of a widely distributed underwritten public offering of Company Stock, convertible securities, warrants or options, if in the good faith opinion of the Company and the underwriter, such renewed compliance by the Company with the procedural requirements hereunder (i.e., timing of notices, etc.) would otherwise materially impede the consummation of such public offering, the parties agree to take such further action as may be reasonably necessary to effectuate such offering while preserving Buyer's substantive preemptive right hereunder.

   (c) The provisions of this Section 6.5 shall not apply to any shares of any class of the Company Stock or convertible securities, warrants, options, or any of them, (i) issuable upon redemption of Operating Partnership Units, the conversion of any Company Preferred Stock, or upon exercise of the Warrants;
(ii) issuable upon conversion of convertible securities or the exercise of options or warrants, or both, if Buyer was offered the opportunity to purchase such shares or securities, or convertible securities, warrants or options, or both, pursuant to this Section 6.5, and declined the same, or as to which Buyer was not given such opportunity by reason of the application of this Section 6.5;
(iii) issuable in connection with stock splits, stock dividends or recapitalizations as to the effects of which adjustment will be made as provided elsewhere herein, or in the Certificate of Designation pertaining to the Company Preferred Stock; (iv) issuable to employees and prospective employees, directors and prospective directors, pursuant to any plan or pattern of employee or director equity participation set forth in Schedule 3.3(a); and (v) issuable upon acquisition of assets by the Operating Partnership in consideration for the issuance of Operating Partnership Units.

   (d) Notwithstanding the foregoing, if and to the extent that Buyer is prevented or prohibited from the exercise in full or in part of its preemptive right to purchase any Company Stock, convertible securities, warrants or options, due to restrictions on the ownership by Buyer (or any group of holders with which such Buyer may be affiliated or may be deemed to be affiliated) of any thereof, whether under applicable Delaware law, or the Amended Company By-laws, or by reason of restrictions applicable for purposes of the Company's continued qualification as a REIT for purposes of the Code (the "Exercise Restriction"), such number of Company Stock, convertible securities, warrants or options required to be purchased pursuant to such preemptive right shall automatically be reduced to such amount as to not exceed the Exercise Restriction, and Buyer from time to time thereafter may exercise such right up to an aggregate number of Company Stock, convertible securities, warrants or options as is equal to such reduction, subject always to the restrictions as aforesaid.

   (e) The rights of Buyer set forth in this Section 6.5 shall commence on the date hereof and shall expire on the fifth anniversary of the date hereof, except as to purchases as to which Buyer may make on a deferred basis under Section 6.5(d) which shall continue without time restriction.

   Section 6.6 "Board of Directors". On or before October 31, 1997, Buyer or any Affiliate of Buyer designated by Buyer and the Company will have consulted concerning the election of an additional individual to serve on the Board of Directors, the Board of Directors will have considered the views and advice of Buyer or any Affiliate of Buyer designated by Buyer with respect to the background and experience it is desirable that such an individual possess and as to specific individuals to be considered for such a position, and an additional director to the Board of Directors, subject to this Section 6.6, will have been elected and will have agreed so to serve. The consent of Buyer or any Affiliate of Buyer designated by Buyer as to any such election or appointment will not be sought or required. However, except as provided in the Certificate of Designation, in no event will any individual who is an employee or independent contractor of, or employee, independent contractor, consultant or member of a firm which on an ongoing basis is rendering professional services to, the Company, The Berkshire Group, or any Affiliate of The Berkshire Group, or of the Company, be considered by the Company or elected or appointed as such an additional director or to fill any vacancy on the Board of Directors which might otherwise occur.

   Section 6.7 "Transactions with Affiliates." Except as to matters as set forth in Schedule 3.9(f) as in effect on the date hereof (but not including any renewal, extension, amendment, alteration or other continuation of the same except a renewal of any thereof year by year on the same terms), Buyer shall have the right, and the Company, the Operating Partnership and the Subsidiaries shall be bound by such right, to approve or disapprove in its sole and absolute discretion any proposed transaction involving Affiliates of the Company, including but not limited to The Berkshire Group, and Affiliates of The Berkshire Group, Laurence Gerber, Douglas Krupp, George Krupp, David Marshall, and any Affiliate of a predecessor organization of The Berkshire Group, or any of such Persons, but excluding from the prohibition in this Section 6.7 transactions involving Partnership Affiliates. Without having previously secured in writing such approval of Buyer as to any such transaction, the Company, the Operating Partnership and the Subsidiaries, or any of such Persons, will not incur any obligation or liability as to any such transaction, nor make any announcement thereto.

   Section 6.8 "Company Stock Authorized, Issued and Outstanding." As of the date seven days after the Initial Closing, Company shall inform Buyer of the number of shares of Company Stock authorized, issued and outstanding, as of the date thereof.


                                    ARTICLE 7

                             Conditions to Closings

   Section 7.1 "Conditions of Purchase at Initial Closing." The obligations of Buyer to purchase and pay for the Purchased Shares at the Initial Closing are subject to satisfaction or waiver of each of the following conditions precedent:

   (a) "Representations and Warranties; Covenants." The representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the date of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Initial Closing (which need only be true and correct in all respects as of such date or time)). The covenants and agreements of the Company to be performed on or before the date of the Initial Closing in accordance with this Agreement shall have been duly performed in all respects (except for the Company's obligation to deliver the relevant shares of Company Preferred Stock at the Initial Closing). The Company shall have delivered to Buyer at the Initial Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the date of the Initial Closing to such effect.

   (b) "Company Preferred Stock; Certificate of Designation." The Certificate of Designation shall have been duly filed with the office of the Secretary of State of Delaware, any other Government Authority or NYSE and shall be in full force and effect.

   (c) "Company By-laws; Modification of Ownership Limit; Rights of Holder of Company Preferred Stock; Modification of Partnership Agreement." The amendment to the Company By-laws in the form attached as Exhibit C (subject to modification satisfactory to both the Company and Buyer prior to the Initial Closing) (the "Amended Company By-laws") shall have been approved by the Board of Directors, all as required or permitted by and in accordance with the Company Charter, duly filed if any filing thereof shall be required by any Government Authority or NYSE, and shall be in full force and effect. The Board of Directors resolutions pertaining to this Agreement, and the procedures, findings and transactions contemplated hereby, shall have been presented at a meeting at which a quorum of the Board of Directors was present and acting throughout, shall have been duly approved and adopted by the Board of Directors, the Secretary shall have been instructed to place the record of such action of the Board of Directors in the records of the meetings of the Board of Directors, and the Secretary shall have placed the record of such action in such records and shall be in form and substance satisfactory to Buyer. The Partnership Agreement shall have been modified, if necessary, (i) so as to create a primary distribution to the Company in order to assure that the Company will receive, on a priority basis, before the Operating Partnership makes other distributions, amounts sufficient to pay all amounts due from time to time upon the Company Preferred Stock, and (ii) in all other respects necessary to permit ERISA counsel to the Buyer to confirm to the Buyer that its investment in the Company Preferred Stock is in compliance with the rules and regulations promulgated under and the provisions of ERISA.

   (d) "HSR Act." Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or the Company and Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby and counsel to the Company shall have rendered to both its opinion to such effect.

   (e) "Consents." The Company shall have obtained the consents set forth in
Schedule 3.4(f).

   (f) "Accountants." The Company shall have caused to be supplied to Buyer a letter, satisfactory to Buyer in scope, form and substance, as to financial statement matters referenced in Section 3.5(a) of this Agreement.

   (g) "Disclosure Schedules." All schedules to this Agreement shall have been amended or modified, if necessary, to reflect completion of Buyer's review thereof and shall otherwise be satisfactory in scope and content to the Buyer in all respects.

   (h) "Registration Rights Agreement." The parties shall have executed and delivered the Registration Rights Agreement.

   Section 7.2 "Conditions of Purchase at All Closings." The obligations of Buyer to purchase and pay for the Purchased Shares at each Closing (including the Initial Closing) are subject to satisfaction or waiver of each of the following conditions precedent:

   (a) "Representations and Warranties; Covenants." The representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)). The covenants and agreements of the Company to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects except for the Company's obligation to deliver the relevant shares of Company Preferred Stock at the relevant Closing. The terms and conditions of the Certificate of Designation shall have been observed in all respects by the Company on and as of the relevant Closing Date. As to each Closing other than the Initial Closing, no condition to the obligations of Buyer to purchase and pay for the Purchased Shares at the Initial Closing, and that was not duly waived by Buyer, shall have failed to be satisfied as of the Initial Closing. The Company shall have delivered to Buyer at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the relevant Closing Date to such effect.

   (b) "No Injunction." There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Purchased Shares.

   (c) "Proceedings." All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and Buyer shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

   (d) "REIT Status." The Company shall have elected to be taxed as a REIT in its most recent federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT. The Company shall not have taken any action or have failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

   (e) "Opinion of Counsel." Buyer shall have received an opinion from Peabody & Brown, counsel to the Company, in form and substance reasonably satisfactory to Buyer.

   (f) "Certain Conditions Still True." The conditions precedent set forth in
Section 7.1 shall continue to be satisfied or waived in all respects on and as of each relevant Closing Date.

   Section 7.3 "Conditions of Sale." The obligation of the Company to issue and sell any Purchased Shares at any Closing (including the Initial Closing) is subject to satisfaction or waiver of each of the following conditions precedent:

   (a) "Representations and Warranties, Covenants." The representations and warranties of Buyer contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)). The covenants and agreements of Buyer to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects (except for Buyer's obligation to pay the relevant Purchase Price at the relevant Closing). Buyer shall have delivered to the Company at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to the Company dated the relevant Closing Date to such effect.

   (b) "HSR Act." Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or the Company and Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby.

   (c) "No Injunction." There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or to acquire the Purchased Shares.

   (d) "Consents." The Company shall have obtained the consents set forth in
Schedule 3.4(d).

   (e) "Proceedings." All corporate and other proceedings to be taken by Buyer in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

   (f) "Opinion of Counsel." The Company shall have received an opinion from Buyer Counsel in form and substance reasonably satisfactory to the Company.


                                    ARTICLE 8

                            Survival; Indemnification

   Section 8.1 "Survival." All representations, warranties and (except as provided by the last sentence of this Section 8.1) covenants and agreements of the parties contained herein, including indemnity or indemnification agreements contained herein, or in any Schedule or Exhibit hereto, or any certificate, document or other instrument delivered in connection herewith shall survive the Initial Closing until the third anniversary of the final Subsequent Purchase. No Action or proceeding may be brought with respect to any of the representations and warranties, or any of the covenants or agreements which survive until the third anniversary of the final Subsequent Purchase, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or breach of covenant or agreement, shall have been delivered to the party alleged to have breached such representation or warranty or such covenant or agreement prior to the first anniversary of the Initial Closing. Those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Initial Closing shall survive in accordance with their terms, and the indemnification described in Section 6.4 shall survive until the running of the applicable statutes of limitations.

   Section 8.2 "Indemnification by Buyer or the Company." (a) Subject to Section 8.1, from and after any Closing Date, Buyer shall indemnify and hold harmless the Company, its successors and assigns, from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) and Liabilities (collectively, "Loss and Expenses") suffered, directly or indirectly, by the Company by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by Buyer in or pursuant to this Agreement, or (ii) any failure by Buyer to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

   (b) Subject to Section 8.1, from and after any Closing Date, the Company shall indemnify and hold harmless Buyer, its successors and assigns, from and against any and all Loss and Expenses, suffered, directly or indirectly, by Buyer by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by the Company in or pursuant to this Agreement and any statements made in any certificate delivered pursuant to this Agreement, or (ii) any failure by the Company to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

   Loss and Expenses of Buyer as to which Buyer shall be indemnified by the Company in accordance with this Section 8.2(b) shall include amounts measured as provided in the next two following sentences. Any breach or inaccuracy of any sort referred to in clause (i) of the first sentence of this Section 8.2(b) (any such, an "Inaccuracy") shall create Loss and Expenses of Buyer in an amount equal to the product of the Buyer Portion (as defined below) multiplied by the amount or amounts of (i) any Loss or Expenses of the Company or any Subsidiary and (ii) any failure to receive, loss of or reduction in revenue of the Company or any Subsidiary, in either case misstated in or omitted from the Agreement or any certificate in an Inaccuracy. In all cases, Loss and Expenses of Buyer shall be adjusted upwards to reflect payment, when made by the Company to Buyer, of indemnity pursuant to this Section 8.2(b), such that Buyer receives indemnity from the Company with respect to the Liability represented by any payment to Buyer pursuant to this Section 8.2(b).

   As used in this Section 8.2(b), "Buyer Portion" shall mean a fraction (i) the numerator of which is the sum of (A) the number of shares of Company Common Stock held by Buyer plus (B) the number of shares of Company Common Stock which Buyer would at any time be entitled to receive on conversion of Company Preferred Stock purchased by Buyer (at the then applicable Conversion Price, and otherwise as set forth in and established pursuant to Article FIRST, Section 5 of the Certificate of Designation, and assuming until March 19, 1999, that Buyer has purchased at the Execution Closing all 2,737,000 shares of Company Preferred Stock the sale and purchase of which is the object of this Agreement, and assuming thereafter that Buyer is the holder of each and every outstanding share of Company Preferred Stock), and (ii) the denominator of which is a number equal to (A) the number of all shares of Company Common Stock then outstanding or which would be outstanding after giving effect to rights to receive shares of Company Common Stock pursuant to the exercise of conversion privileges under then outstanding, fully paid and non-assessable securities of the Company, including the Company Preferred Stock, minus (B) the number of shares established in clause (i) as the numerator of the fraction.

   (c) Notwithstanding the foregoing, (i) neither Buyer nor the Company shall be responsible for any Loss and Expenses as provided by paragraphs (a) and (b), respectively, of this Section 8.2, until the cumulative aggregate amount of such Loss and Expenses suffered by Buyer or the Company, as the case may be, exceeds $400,000, in which case Buyer or the Company, as the case may be, shall then be liable for such Loss and Expenses exceeding such amount, and (ii) the cumulative aggregate indemnity obligation of each of Buyer and the Company under this
Section 8.2 shall in no event exceed the Total Equity Commitment. Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the indemnifying party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this Article 8.

   Section 8.3 "Third-Party Claims." If a claim by a third party is made against an Indemnified Party and if such Indemnified Party intends to seek indemnity with respect thereto under this Article, such Indemnified Party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail. The indemnifying party shall have 20 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith, provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party. The Indemnified Party shall not pay or settle any claim which the indemnifying party is contesting. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the Indemnified Party within 20 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.


                                    ARTICLE 9

                                   Termination

   Section 9.1 "Termination." This Agreement may be terminated at any time prior to the Initial Closing by:

   (a) the mutual consent of the Company and Buyer;

   (b) Buyer (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by the Company that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by the Company contained herein which has not been, or cannot be, cured within 30 Business Days after written notice of such breach is given to the Company;

   (c) the Company (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by Buyer that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by Buyer contained herein which has not been, or cannot be, cured within 30 Business Days after written notice of such breach is given to Buyer; or

   (d) Buyer if the Initial Closing shall not have occurred on or prior to December 19, 1997, unless the failure of such occurrence shall be due to the failure of Buyer to perform or observe any material covenant or agreement set forth herein required to be performed or observed by Buyer on or before the date of the Initial Closing.

   Section 9.2 "Procedure and Effect of Termination." In the event of termination of this Agreement by either or both of the Company and Buyer pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.4 (Public Announcements), 6.4 (Payments), 9.3 (Expenses), 10.2 (Governing Law), and 10.4 (Notices) shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

   Section 9.3 "Expenses." Except as set forth in this Agreement, whether or not any Stock Purchase is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.


                                   ARTICLE 10

                                  Miscellaneous

   Section 10.1 "Counterparts." This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

   Section 10.2 "Governing Law." THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

   Section 10.3 "Entire Agreement." This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

   Section 10.4 "Notices." All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:


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

                                    Berkshire Realty Company, Inc.
                                    470 Atlantic Avenue
                                    Boston, MA  02210
                                    Attention:  David Marshall
                                                Marianne Pritchard
                                    Telecopy Number: 617-556-8171

                                    with a copy to:

                                    Berkshire Realty Company, Inc.
                                    470 Atlantic Avenue
                                    Boston, MA  02210
                                    Attention:  Scott D. Spelfogel, Esq.
                                    Telecopy Number:  617-556-8171

                                    and a copy to:

                                    Peabody & Brown
                                    101 Federal Street
                                    Boston, MA
                                    Attention:  Alexander J. Jordan, Jr.
                                    Telecopy Number:  617-345-1300

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

                                    Westbrook Partners, L.L.C.
                                    599 Lexington Avenue
                                    New York, NY  10022
                                    Attention:  Michael Barr
                                    Telecopy Number:  212-849-8801

                                    with a copy to:

                                    Westbrook Partners, L.L.C.
                                    13155 Noel Road, LB 54, Suite 2300
                                    Dallas, TX  75240
                                    Attention:  Patrick Fox
                                    Telecopy Number:  972-934-8333

                                    and a copy to:

                                    Rogers & Wells
                                    200 Park Avenue
                                    New York, NY  10166
                                    Attention:  Allen Curtis Greer, II
                                    Telecopy Number:  212-878-8375

         Section 10.5 "Successors and Assigns." This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except as specifically provided hereby, Buyer shall not be permitted to assign any of its rights hereunder to any third party, other than to one or more Affiliates of Buyer or the Advancing Party of which Buyer and the Advancing Party collectively, directly or indirectly, own a majority of the voting power, provided that such Affiliates agree to be bound hereby, and provided that any bona fide


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

financial institution to which any Buyer, or any permitted transferee has transferred (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of any Buyer and which has agreed to be bound by this Agreement shall also be entitled to enforce the rights of Buyer hereunder.

   Section 10.6 "Headings." The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

   Section 10.7 "Amendments and Waivers." This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

   Section 10.8 "Interpretation; Absence of Presumption." (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified,
(iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

   (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

   Section 10.9 "Severability." Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof. The obligations and liabilities of Buyer and the Advancing Party under or in connection with this Agreement are several.

   Section 10.10 "Further Assurances." The Company and Buyer agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

   Section 10.11 "Specific Performance." Buyer and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

   Section 10.12 "Schedules." Any matter set forth on any Schedule shall be deemed to be referred to on all other Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Schedule as if set forth on such other Schedules.


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

   IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.


                                    BERKSHIRE REALTY COMPANY, INC.



                                    By: _______________________________________
                                        President


                                    WESTBROOK BERKSHIRE HOLDINGS, L.L.C.



                                    By: _______________________________________
                                        Managing Member


Initial Closing Number of Shares of Company
Preferred Stock:  2,737,000



________________  Berkshire Realty Company, Inc.
(initials)



________________  Westbrook Berkshire Holdings, L.L.C.
(initials)


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


                                 Advancing Party
   Westbrook Real Estate Fund II, L.P. hereby joins in the foregoing Agreement for purposes of Section 2.8 thereof.


                     WESTBROOK REAL ESTATE FUND II, L.P.
                     General Partner

                     By: Westbrook Real Estate Partners Management II, L.L.C.,
                         General Partner

                         By: Westbrook Real Estate Partners, L.L.C., Managing
                             Member



                             By: ______________________________________________
                                 Jeffrey M. Kaplan, Managing Member



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